As filed with the Securities and Exchange Commission on June 28, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Parker Drilling Company*
(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-0618660
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
W. Kirk Brassfield Senior Vice President and Chief Financial Officer Parker Drilling Company
1401 Enclave Parkway, Suite 600	1401 Enclave Parkway, Suite 600
Houston, Texas 77077	Houston, Texas 77077
(281) 406-2000	(281) 406-2000
(Address, Including Zip Code, and Telephone Number, Including	(Name, Address, Including Zip Code, and Telephone Number,
Area Code)	Including Area Code, of Agent for Service)

Copies to:
William S. Anderson, Esq.
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
(713) 221-1122
Facsimile: (713) 437-5370

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Aggregate Offering Price	Registration Fee
Convertible Senior Notes due 2012	$125,000,000(1)(2)	$3,838(3)
Common Stock(4)	(5)	(6)
Guarantees of Convertible Senior Notes due 2012 by certain subsidiaries of Parker Drilling Company	N/A	N/A(7)
Total	—	$3,838(3)

(1)	Equals the aggregate principal amount of Convertible Senior Notes due 2012 to be registered hereunder. These amounts are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes $10,000,000 in aggregate principal amount of Convertible Senior Notes due 2012 that may be offered and sold by the underwriters pursuant to the exercise of the underwriters’ over-allotment option to purchase additional Convertible Senior Notes due 2012.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Each share of Common Stock registered hereunder includes an associated Preferred Share Purchase Right. Until the occurrence of certain prescribed events, none of which has occurred, the Preferred Share Purchase Rights are not exercisable, are evidenced by certificates representing the Common Stock and may be transferred only with the Common Stock.
(5)	Includes the shares of Common Stock that may be issued upon the conversion of the Convertible Senior Notes due 2012. The settlement feature of the Convertible Senior Notes due 2012 allows, upon conversion, that cash or in certain circumstances shares of Common Stock be paid. As a result, the Registrant is unable to presently calculate or give a reasonable good faith estimate of the number of shares of Common Stock, if any, that may be issuable upon conversion of the Convertible Senior Notes due 2012. Pursuant to Rule 416 under the Securities Act, the registration statement will include an indeterminate number of shares of Common Stock (including the associated Preferred Share Purchase Rights) that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events.
(6)	Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Common Stock (including the associated Preferred Share Purchase Rights) underlying the Convertible Senior Notes due 2012 because no additional consideration is to be received in connection with the exercise of the conversion privilege.
(7)	No separate consideration will be received for any guarantee of debt securities; accordingly, pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required.
*	The companies listed on the next page in the Table of Additional Registrants are also included in this Registration Statement as additional Registrants.

TABLE OF ADDITIONAL REGISTRANTS

State or Other
	Jurisdiction of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Registrant as Specified in its Charter(1)	Organization	Number

Anachoreta, Inc.	Nevada	88-0103667
Canadian Rig Leasing, Inc.	Oklahoma	73-0972070
Choctaw International Rig Corp.	Nevada	73-1046415
Creek International Rig Corp.	Nevada	73-1046419
DGH, Inc.	Texas	75-1726918
Indocorp of Oklahoma, Inc.	Oklahoma	73-1336355
Pardril, Inc.	Oklahoma	73-0774469
Parker Aviation, Inc.	Oklahoma	73-1126372
Parker Drillex, LLC	Delaware	20-4985014
Parker Drilling (Kazakstan), LLC	Delaware	73-1319753
Parker Drilling Company Eastern Hemisphere, Ltd.	Oklahoma	73-0934907
Parker Drilling Company International, LLC	Delaware	73-1566544
Parker Drilling Company International Limited	Nevada	73-1046414
Parker Drilling Company Limited LLC	Delaware	73-1284516
Parker Drilling Company North America, Inc.	Nevada	73-1506381
Parker Drilling Company of Argentina, Inc.	Nevada	73-1547267
Parker Drilling Company of Bolivia, Inc.	Oklahoma	73-0995324
Parker Drilling Company of Mexico, LLC	Nevada	73-1670784
Parker Drilling Company of New Guinea, LLC	Delaware	73-1331670
Parker Drilling Company of Niger	Oklahoma	73-1394204
Parker Drilling Company of Oklahoma, Incorporated	Oklahoma	73-0798949
Parker Drilling Company of Singapore, LLC	Delaware	73-1080045
Parker Drilling Company of South America, Inc.	Oklahoma	73-0760657
Parker Drilling Eurasia, Inc.	Delaware	20-5422541
Parker Drilling Management Services, Inc.	Nevada	73-1567200
Parker Drilling Offshore Corporation	Nevada	76-0409092
Parker Drilling Offshore USA, L.L.C.	Oklahoma	72-1361469
Parker Drilling Pacific Rim, Inc.	Delaware	20-5743858
Parker Drillserv, LLC	Delaware	20-4985212
Parker Drilltech, LLC	Delaware	20-4985357
Parker Intex, LLC	Delaware	20-4976555
Parker North America Operations, Inc.	Nevada	73-1571180
Parker Offshore Resources, L.P.	Oklahoma	65-1166976
Parker Rigsource, LLC	Delaware	20-4976468
Parker Technology, Inc.	Oklahoma	73-1326129
Parker Technology, L.L.C.	Louisiana	62-1681875
Parker Tools, LLC	Oklahoma	81-0588864
Parker USA Drilling Company	Nevada	73-1097039
Parker USA Resources, LLC	Oklahoma	81-0588873
Parker-VSE, Inc.	Nevada	75-1282282
PD Management Resources, L.P.	Oklahoma	65-1166974
Quail Tools, L.P.	Oklahoma	72-1361471
Quail USA, LLC	Oklahoma	82-0578885
Selective Drilling Corporation	Oklahoma	73-1284213
Universal Rig Service LLC	Delaware	73-1097040

(1)	The address, including zip code, and telephone number, including area code, of each of the additional Registrant’s principal executive officers is c/o Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, (281) 406-2000. The primary standard industrial classification code number of each of the additional Registrants is 1381. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is W. Kirk Brassfield, Senior Vice President and Chief Financial Officer, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, (281) 406-2000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2007

Prospectus

$115,000,000

% Convertible Senior Notes due 2012

Parker Drilling Company is offering $115,000,000 million aggregate principal amount of its     % Convertible Senior Notes due 2012. The notes will be our general unsecured obligations and will rank equally in right of payment with all of our existing and future obligations that are unsecured and unsubordinated. The notes will be effectively subordinated to all of our existing and future secured debt and structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries.

The notes will bear interest at the rate of     % per year. We will pay interest on the notes on January 15 and July 15 of each year, beginning on January 15, 2008. The notes will mature on July 15, 2012, unless earlier converted, redeemed or repurchased. You may require us to repurchase in cash some or all of your notes at any time before the notes’ maturity following a fundamental change as described in this prospectus.

Holders may convert their notes based on an initial conversion rate of       shares per $1,000 principal amount of notes, subject to adjustment upon certain events, only under the following circumstances: (1) during specified periods, if the price of our common stock reaches specified thresholds described in this prospectus; (2) if the trading price of the notes is below a specified threshold; (3) at any time after April 15, 2012; (4) if we chose to redeem the notes upon the occurrence of a specified accounting change, as defined in this prospectus; or (5) upon the occurrence of certain corporate transactions described in this prospectus. Subject to our election to satisfy our conversion obligation entirely in shares of our common stock, upon conversion, we will deliver an amount in cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. If our conversion obligation exceeds the principal amount of the notes, we will deliver shares of our common stock in respect of the excess. If certain corporate transactions occur, we will deliver upon conversion of the notes additional shares of common stock as described in this prospectus.

Upon the occurrence of a specified accounting change, we may redeem the notes in whole for cash, at a price equal to 102% of the principal amount of the notes plus accrued and unpaid interest to, but excluding, the redemption date.

Our common stock is traded on the New York Stock Exchange under the symbol “PKD”. The closing price of our common stock on June 27, 2007 was $11.15 per share.

Investing in the notes involves risks. See “Risk Factors” beginning on page 11 of this prospectus.

	Per Note		Total

Public offering price(1)		%	$

Underwriting discounts		%	$

Offering proceeds to Parker Drilling Company, before expenses(1)		%	$

(1)	Plus accrued interest, if any, from , 2007, if settlement occurs after that date.

We have granted the underwriters an over-allotment option to purchase an additional $10,000,000 aggregate principal amount of notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to investors on or about          , 2007, only in book-entry form through the facilities of The Depository Trust Company.

Sole Book-Running Manager
Banc of America Securities LLC

Deutsche Bank Securities	Lehman Brothers

          , 2007

You should rely only on the information contained or incorporated by reference in this prospectus or in any related free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the notes under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor.

You are not to construe the contents of this prospectus as investment, legal or tax advice. You should consult your own counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of an investment in the notes and any common stock issuable upon conversion of the notes. We are not, and the underwriters are not, making any representation to you regarding the legality of an investment in the notes or any common stock issuable upon conversion of the notes by you under applicable laws.

We reserve the right to withdraw this offering of notes at any time. We and the underwriters also reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than the amount of notes offered hereby.

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AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, on a regular basis. You may read and copy this information or obtain copies of this information by mail from the Public Reference Room of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website accessible on the Internet that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. We make available free of charge on our website at www.parkerdrilling.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish to, the SEC. Information on our website does not constitute part of this prospectus.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, relating to the notes that may be offered by this prospectus. This prospectus is part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement of which this prospectus forms a part or otherwise filed with the SEC for a more complete understanding of the document or matter. For more detail about us and any notes that may be offered in this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the location listed above as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus, unless we provide you with different information in this prospectus or the information is modified or superseded by a subsequently filed document.

This prospectus incorporates by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on March 1, 2007;

•	our amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007, as filed with the SEC on June 27, 2007;

•	our Proxy Statement on Schedule 14A, as filed with the SEC on March 23, 2007;

•	our Current Report on Form 8-K, as filed with the SEC on March 15, 2007;

•	the description of our common stock contained in our Form 8-A dated June 16, 1969, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock; and

•	the description of our preferred stock purchase rights contained in our Form 8-A, as filed with the SEC on January 19, 1999.

This prospectus also incorporates by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the time of filing of the initial registration

ii

statement and after the date of this prospectus. These documents include annual reports, quarterly reports and other current reports, as well as proxy statements.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents in writing or by telephone from:

Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
Attention: Investor Relations
Telephone: (281) 406-2000

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SUMMARY

This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the notes. You should read carefully the entire prospectus, including “Risk Factors” and the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus, before making an investment decision.

In this prospectus, other than in “Description of Certain Indebtedness” and “Description of Notes,” and unless the context requires otherwise, “Parker Drilling,” “we,” “us” and “our” refer to Parker Drilling Company and its subsidiaries and consolidated joint ventures.

Our Company

We are a leading worldwide provider of contract drilling and drilling-related services. Since beginning operations in 1934, we have operated in 53 foreign countries and the United States, making us among the most geographically experienced drilling contractors in the world. We have extensive experience and expertise in drilling geologically difficult wells and in managing the logistical and technological challenges of operating in remote, harsh and ecologically sensitive areas. We believe that our quality, health, safety and environmental policies and procedures are best in class.

Our revenues are derived from three segments:

•	U.S. barge and land drilling;

•	international land drilling and offshore barge drilling; and

•	drilling-related rental tools.

We also provide project management services, such as labor, maintenance and logistics, for operators who own their own drilling rigs and who choose to rely upon our technical expertise.

Our principal executive offices are located at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, and our telephone number at that location is (281) 406-2000.

Our Rig Fleet

The diversity of our rig fleet, both in terms of geographic location and asset class, enables us to provide a broad range of services to oil and gas operators worldwide. As of June 25, 2007, our fleet of rigs available for service consisted of:

•	eight land rigs in the Commonwealth of Independent States, or CIS;

•	nine land rigs in the Asia Pacific region;

•	seven land rigs in the Latin America region, including Mexico;

•	one land rig in the U.S. domestic region;

•	one barge drilling rig in the inland waters of Mexico;

•	nine land rigs in the Middle East and Africa, six of which are owned by Al Rushaid Parker Drilling Co. Ltd., a joint venture in which we own a 50 percent interest;

•	the world’s largest arctic-class barge rig in the Caspian Sea; and

•	16 barge drilling and workover rigs in the transition zones of the U.S. Gulf of Mexico.

Our Rental Tools Business

Quail Tools, our rental tools business based in New Iberia, Louisiana, provides premium rental tools for land and offshore oil and gas drilling and workover activities. Quail Tools offers a full line of drill pipe, drill collars, tubing, high and low-pressure blowout preventers, choke manifolds, junk and cement mills and casing scrapers. Approximately one-fourth of Quail Tools’ equipment is utilized in offshore and coastal water drilling operations of the Gulf of Mexico. Quail Tools’ other rental facilities are located in Victoria, Odessa, and Texarkana, Texas; and Evanston, Wyoming. Quail Tools’ principal customers are major and independent oil and gas exploration and production companies operating in the Gulf of Mexico and other major U.S. energy producing markets. Quail Tools also provides rental tools to customers operating internationally, including Trinidad and Tobago, Russia, Singapore and Nigeria.

Our Market Areas

U.S. Gulf of Mexico.  The drilling industry in the U.S. Gulf of Mexico is characterized by highly cyclical activity where utilization and dayrates are typically driven by current natural gas prices. Within this area, we operate barge rigs in the shallow-water transition zones, primarily in Louisiana and Texas.

International Markets.  The majority of the international drilling markets in which we operate have one or more of the following characteristics: (1) customers who typically are major, large independent or national oil companies, and integrated service providers; (2) drilling programs in remote locations with little infrastructure and/or harsh environments requiring specialized drilling equipment with a large inventory of spare parts and other ancillary equipment; and (3) difficult (i.e., high pressure, deep, hazardous or geologically challenging) wells requiring specialized drilling equipment and considerable experience to drill. We compete for international business against several multi-national drilling contractors as well as an increasing number of national drilling companies.

Our operations are subject to the risks incidental to those operations as more fully described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 incorporated by reference into this prospectus.

Our Strategy

Our strategy is to maintain and leverage our position as a leading provider of drilling, project management services and rental tools services to the energy industry. Our goal is to position our company as the “contractor of choice” by providing dependable and efficient drilling performance, innovative drilling solutions and high-quality rental tools services. We manage our operations in accordance with a long-term strategic growth plan. Key elements in our strategy include:

Pursuing Strategic Growth Opportunities.  We are in the process of growing a fleet of drilling rigs that we believe will be preferred over our competitors’ rigs regardless of the position in the energy business cycle. In 2006, we completed the construction of a 3,000 horsepower, or HP, barge rig for use in the U.S. Gulf of Mexico. Two of four new 2,000 HP international land rigs were delivered early in 2007 for drilling operations in Algeria, and the two remaining rigs are scheduled for delivery in Mexico during the third quarter of 2007. The scope of our joint venture in Saudi Arabia has expanded from four rigs to six, with the addition of two 2,000 HP rigs to the initial four 1,500 HP land rigs, one of which has spudded, two of which are expected to spud during the third quarter of 2007, and the remainder of which are expected to spud in the fourth quarter of 2007. Our new rental tools facility in Texarkana, Texas opened in April 2007 and includes a new storage and inspection location.

Sustaining the High Utilization of Our Barge and Land Rigs.  Another one of our strategic objectives is to sustain the high utilization of our barge and land rigs through marketing for strategic placement in areas that provide long term oil and gas development opportunities. Our history of efficient, dependable operations creates a high value and low cost drilling service for our customers, which facilitates contract extensions or renewals.

Focusing on an Efficiency-Based Operating Philosophy for Operating Costs, Preventive Maintenance and Capital Expenditures.  We continue to be vigilant in minimizing embedded administration and operations costs. During 2006, we implemented planning and forecasting tools that facilitate the review of all costs. Our operating philosophy emphasizes continuous improvement of processes, equipment standardization and global quality, safety and supply chain management. In early 2007, we implemented new supply chain management and reporting systems. Capital expenditures are aligned with core objectives and an aggressive preventive maintenance program.

Continuing to Reduce Our Debt to Capitalization Ratio.  Our long-term goal is to reduce our debt to capitalization ratio to be in the 30 percent range. Since the establishment of this goal in late 2002, we have reduced that ratio to 43 percent as of March 31, 2007 from a high of 76 percent. We expect to achieve this goal by reducing our debt and interest costs.

Our Competitive Strengths

Our competitive strengths have historically contributed to our operating performance, and we believe the following strengths enhance our outlook for the future:

Geographically Diverse Operations and Assets.  We currently operate in Algeria, Bangladesh, China, Colombia, Indonesia, Kazakhstan, Kuwait, Libya, Mexico, New Zealand, Papua New Guinea, Russia, Saudi Arabia, Turkmenistan and the United States. Since our founding in 1934, we have operated in 53 foreign countries and the United States, making us among the most geographically diverse drilling contractors in the world. Our international revenues constituted approximately 47 percent of our total revenues in 2006. Our core international land drilling operations focus primarily on the CIS region, where we have eight land rigs; the Asia Pacific region, where we have nine land rigs, including seven helicopter transportable rigs; the Middle East and Africa, where we have nine land rigs, six of which are owned by a joint venture in which we have a 50% interest; and Latin America, where we are operating seven land rigs. Our international offshore drilling operations are located in the Caspian Sea, where we own and operate the world’s largest arctic-class barge rig; and Mexico, where we have one barge rig. We currently have 16 drilling and workover barge rigs in the shallow water transition zones of the U.S. Gulf of Mexico, and one land rig in the U.S. domestic region.

Outstanding Safety, Preventive Maintenance, Inventory Control and Training Programs.  We have an outstanding safety record. In 2006, we achieved the lowest Total Recordable Incident Rate, or TRIR, in our history. Our safety record, as evidenced by our low TRIR, has made us a leader in occupational injury prevention for the last nine years. This, along with integrated quality and safety management systems, preventive maintenance, and supply chain management programs, has contributed to our success in obtaining drilling contracts, as well as contracts to manage and provide labor resources to drilling rigs owned by third parties. Our training center provides safety and technical training curriculums in four different languages and provides regulatory compliance training throughout the world.

Strong and Experienced Senior Management Team.  Our management team has extensive experience in the contract drilling industry. Our chairman, Robert L. Parker Jr., joined our company in 1973 and has served as our president and chief executive officer since 1991 and chairman of the board since April 2006. Under the leadership of Mr. Parker Jr., we have sustained our reputation as a leading worldwide provider of contract drilling services. David C. Mannon joined our senior management team in late 2004 as senior vice president and chief operating officer. Prior to joining our company, Mr. Mannon served in various managerial positions, culminating with his appointment as president and chief executive officer for Triton Engineering Services Company, a subsidiary of Noble Drilling. He brings a broad range of over 25 years of experience to our drilling operations, which enhances our ability to achieve our goals of increased utilization and profitable growth. Our chief financial officer, W. Kirk Brassfield, joined our company in 1998 and has served in several executive positions including vice president, controller and principal accounting officer. He brings 27 years of experience to the management team, including 15 years in the oil and gas industry.

The Offering

The summary below highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the notes. This summary is subject to, and qualified in its entirety by, reference to the more detailed information and financial statements included or incorporated by reference in this prospectus, including the more detailed description of the terms and conditions of the notes in the “Description of Notes” section of this prospectus. As used in this section, references to “Parker Drilling,” “we,” “us” and “our” refer only to Parking Drilling Company and do not include its subsidiaries.

Issuer	Parker Drilling Company, a Delaware corporation.

Notes Offered	$115.0 million aggregate principal amount of % convertible senior notes due 2012 ($125.0 million aggregate principal amount if the underwriters exercise in full their over-allotment option to purchase additional notes).

Maturity Date	July 15, 2012, unless earlier converted or repurchased.

Ranking	The notes will be our general unsecured obligations and will rank in right of payment:

• equal with all of our existing and future senior unsecured indebtedness;

• senior to all of our subordinated indebtedness;

• effectively junior to our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness; and

• effectively junior to indebtedness of our non-guarantor subsidiaries.

As of March 31, 2007:

• we had $329.2 million of senior unsecured indebtedness and had no subordinated indebtedness;

• we had no secured indebtedness, although we have used $21.1 million of availability under our $40.0 million revolving credit facility to secure letters of credit, leaving additional availability of $18.9 million of secured debt that could be incurred under our senior secured credit facility; and

• our non-guarantor subsidiaries had outstanding liabilities, including trade and other payables but excluding intercompany amounts, in an amount equal to approximately $53.0 million.

The indenture for the notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities, including secured debt.

The Guarantees	The notes are guaranteed by all of our subsidiaries that guarantee our 9.625% senior notes due 2013 (the “9.625% senior notes”), and are substantially the same subsidiaries that guarantee our senior secured credit facility.

Each guarantee of the notes is a general unsecured obligation of the guarantor ranking senior in right of payment to all existing and future subordinated indebtedness of that guarantor; equal in right of payment with any existing and future senior unsecured indebtedness of that guarantor; and effectively junior in right of payment to that guarantor’s existing and future secured indebtedness, including its guarantee of indebtedness under our senior secured credit facility, to the extent of the value of the collateral securing that indebtedness.

As of March 31, 2007, on an adjusted basis giving effect to this offering and our use of proceeds therefrom, the guarantees would rank:

• equal in right of payment to $229.2 million of senior indebtedness of our guarantor subsidiaries, consisting of guarantees of our other unsecured senior indebtedness; and

• effectively junior to future secured debt of our subsidiaries (of which there is currently none) and all existing and future debt of our non-guarantor subsidiaries (excluding indebtedness and other liabilities owed to us, if any).

Each subsidiary guarantor’s guarantee of the notes will be automatically released and terminated upon the release, termination or satisfaction of such subsidiary guarantor’s guarantee of our 9.625% senior notes. Accordingly, if the 9.625% senior notes are redeemed or repurchased by us in whole, the guarantees of the notes will be automatically released and terminated. The 9.625% senior notes are subject to redemption, at our option, at any time on or after October 1, 2008.

For information about our corporate structure, see note 5 to our consolidated financial statements for the year ended December 31, 2006, incorporated by reference into this prospectus.

Interest	The notes will bear interest at the rate of % per year. Interest on the notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2008.

Conversion Rights	You may convert the notes based on an initial conversion rate of shares per $1,000 principal amount of notes (equal to an initial conversion price of approximately $ per share of common stock).

You may elect to convert the notes before the second business day immediately preceding the maturity date only under the following circumstances:

• during any fiscal quarter, and only during that fiscal quarter, after the fiscal quarter ending September 30, 2007, if the closing sale price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is more than 130% of the applicable conversion price on the last trading day of that preceding fiscal quarter;

• during the five business day period immediately following any five consecutive trading day period in which the trading price per $1,000 principal amount of notes for each day of the five trading day period was less than 98% of the product of the closing sale price of our common stock and the current applicable conversion rate of the notes on that day;

• at any time on or after April 15, 2012;

• if we choose to redeem the notes upon the occurrence of a specified accounting change; or

• upon the occurrence of specified corporate transactions.

The initial conversion rate will be adjusted for certain events, but it will not be adjusted for accrued interest or additional amounts, if any. You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances.

Subject to our election to satisfy our conversion obligation entirely in shares of our common stock, upon a surrender of your notes for conversion, we will deliver an amount in cash not exceeding the aggregate principal amount of notes to be converted, and, to the extent the daily settlement amount exceeds the relevant portion of the principal amount, shares of our common stock. If we elect to satisfy our conversion obligation entirely in shares of our common stock, we will deliver to you upon conversion of your notes a number of shares of our common stock equal to (1) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (2) the applicable conversion rate.

If you elect to convert your notes in connection with a fundamental change, we will deliver upon conversion of the notes an additional number of shares of our common stock.

Fundamental Change	If we undergo a fundamental change before the maturity of the notes, you will have the right, subject to certain conditions, to require us to repurchase for cash all of your notes or any portion of those notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest, including additional amounts, if any, on the notes to but excluding the fundamental change repurchase date.

Optional Redemption upon a Specified Accounting Change	If a specified accounting change as described under “Description of Notes — Optional Redemption upon a Specified Accounting Change” occurs, we may redeem the notes in whole for cash, at a price equal to 102% of the principal amount of the notes plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of Notes — Optional Redemption upon a Specified Accounting Change.” The notes may not otherwise be redeemed by us prior to the maturity date.

Make Whole Premium upon a Specified Accounting Change	If we chose to redeem the notes upon a specified accounting change as described below under “Description of Notes — Optional Redemption upon a Specified Accounting Change” and a holder chooses to convert its notes in connection with such redemption as described below under “Description of Notes — Conversion in Connection with a Specified Accounting Change,” we will pay, to the extent described in this prospectus, a make whole premium on the notes to the holder that converts in connection with such redemption by increasing the conversion rate applicable to such notes.

The amount of the increase in the applicable conversion rate, if any, will be based on a formula which takes into account our common stock price over a 10-day averaging period and the proposed redemption date described under “Description of Notes — Optional Redemption upon a Specified Accounting Change.” See “Description of Notes — Make Whole Premium upon a Specified Accounting Change.”

Sinking Fund	None.

Use of Proceeds	The net proceeds of this offering, after deducting underwriting discounts and estimated offering expenses, are expected to be approximately $111.7 million, or $121.4 million if the underwriters exercise in full their over-allotment option to purchase additional notes. We intend to use $ million of the net proceeds (and additional proceeds if the underwriters exercise their over-allotment option to purchase additional notes) of this offering to pay the net cost of the convertible note hedge and warrant transactions described below. One or more of the underwriters or their affiliates or both will be the counterparties in the convertible note hedge transactions and will receive the portion of the net proceeds from this offering applied to those transactions. See “Underwriting.” We also intend to use approximately $101.0 million of the net proceeds, together with available cash, as necessary, to redeem all of the $100.0 million aggregate principal amount of the outstanding senior floating rate notes due 2010 at a redemption price of 101% of the principal amount thereof in September 2007, and any remaining proceeds for general corporate purposes.

Convertible Note Hedge and Warrant Transactions	We intend to enter into privately negotiated convertible note hedge transactions with one or more affiliates of the underwriters (which we refer to collectively as the hedge participants) that we expect will reduce the potential dilution to our common stock upon any conversion of the notes. We also intend to enter into warrant transactions with the hedge participants with respect to our common stock pursuant to which we may issue shares of our common stock. In connection with these transactions, we expect to use a portion of the net proceeds from this offering to pay the net cost of the convertible note hedge and warrant transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions, and we would also expect to enter into additional warrant transactions.

In connection with hedging these transactions, the hedge participants or their affiliates may enter into various derivative transactions with respect to our common stock at, and possibly after, the pricing of the notes and may unwind such derivative transactions, enter into other derivative transactions and purchase and sell our common stock in secondary market transactions following the pricing of the notes. These activities could have the effect of increasing the price of our common stock before and possibly after the pricing of the notes.

The hedge participants or their affiliates are likely to modify their hedge positions from time to time before conversion or maturity of the notes by purchasing and selling shares of our common stock, other of our securities or other instruments they may wish to use in connection with such hedging and entering into or unwinding various derivative transactions with respect to our common stock (and are likely to do so (1) during any cash settlement averaging period related to a conversion of notes and (2) if we have elected to satisfy our conversion obligations entirely in shares of our common stock, during (a) the 40 trading-day period beginning on the 42nd scheduled trading day before the maturity date if the related conversion date is on or after April 15, 2012 or (b) the 40 trading-day period beginning on and including the third scheduled trading day after the conversion date if the related conversion date is before April 15, 2012). The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the conversion value you will receive upon conversion of the notes and, under certain circumstances, your ability to convert notes.

Trustee, Paying Agent and Conversion Agent	The Bank of New York Trust Company, N.A.

Book-Entry Form	The notes will be issued in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants. The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited.

United States Federal Income Tax Consequences	You should consult your own tax advisor with respect to the U.S. federal income tax consequences of owning the notes and the common stock into which the notes may be converted in light of your particular situation and with respect to any tax consequences arising the under the laws of any state, local foreign or other taxing jurisdictions. For a summary of the United States federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Certain U.S. Federal Income Tax Considerations.”

NYSE Symbol for Our Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol “PKD.”

Risk Factors	You should carefully consider the information in the section titled “Risk Factors” included or incorporated by reference in this prospectus as well as the other information included in or incorporated by reference in this prospectus before deciding whether to invest in the notes.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables present summary consolidated financial data derived from our unaudited financial statements for the three months ended March 31, 2007 and 2006 and our audited financial statements for the years ended December 31, 2006, 2005 and 2004. In the opinion of management, the unaudited consolidated financial data have been prepared on the same basis as our audited consolidated financial statements and include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of results for the interim period. The results for any interim period are not necessarily indicative of results that may be expected for a full fiscal year. The following financial data are qualified by reference to and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes incorporated by reference into this prospectus.

	Three Months Ended
	March 31,		Year Ended December 31,
	2007	2006	2006(1)	2005(2)	2004
	(dollars in thousands)

Statement of Operations Data:
Drilling and rental revenues:
U.S. drilling	$61,624	$40,253	$191,225	$128,252	$88,512
International drilling	59,674	79,830	273,216	308,572	220,846
Rental tools	29,975	27,251	121,994	94,838	67,167

Total drilling and rental revenues	151,273	147,334	586,435	531,662	376,525

Drilling and rental operating expenses:
U.S. drilling	26,761	17,470	83,462	66,827	54,126
International drilling	45,783	61,372	219,710	237,161	168,451
Rental tools	11,163	10,470	46,454	38,211	28,037
Depreciation and amortization	18,059	16,957	69,270	67,204	69,241

Total drilling and rental operating expenses	101,766	106,269	418,896	409,403	319,855

Drilling and rental operating income	49,507	41,065	167,539	122,259	56,670

General and administrative expense	(5,888)	(7,694)	(31,786)	(27,830)	(23,413)
Provision for reduction in carrying value of certain assets	—	—	—	(4,884)	(13,120)
Gain on disposition of assets, net	16,404	448	7,573	25,578	3,730

Total operating income	60,023	33,819	143,326	115,123	23,867

Other income (expense):
Interest expense	(6,330)	(9,101)	(31,598)	(42,113)	(50,368)
Other income (expense), net	410	1,236	5,707	(2,782)	(9,055)

Total other income (expense)	(5,920)	(7,865)	(25,891)	(44,895)	(59,423)

Income (loss) before income taxes	54,103	25,954	117,435	70,228	(35,556)
Income tax expense (benefit)	24,109	14,496	36,409	(28,584)	15,009

Income (loss) from continuing operations	29,994	11,458	81,026	98,812	(50,565)
Discontinued operations	—	—	—	71	3,482

Net income (loss)	$29,994	$11,458	$81,026	$98,883	$(47,083)

Other Financial Data:
Cash flows from:
Operating activities	$33,720	$35,681	$166,868	$122,607	$28,802
Investing activities	(51,939)	(16,982)	(194,651)	(12,596)	46,678
Financing activities	140	107,755	59,810	(94,102)	(98,978)
Capital expenditures	(52,991)	(35,940)	(195,022)	(69,492)	(47,318)
Other Operating Data:
Rigs available for service(3):
Land rigs	25.9	24.0	23.9	29.2	38.0
Barge rigs	19.0	23.0	22.2	23.0	26.0
Rig utilization(4)	69%	81%	69%	78%	53%

	Three Months Ended
	March 31,		Year Ended December 31,
	2007	2006	2006(1)	2005(2)	2004
	(dollars in thousands)

Balance Sheet Data(5):
Cash and cash equivalents	$74,124	$186,630	$92,203	$60,176	$44,267
Property, plant and equipment, net	471,077	373,515	435,473	355,397	382,824
Assets held for sale	—	—	4,828	—	23,665
Total assets	954,763	916,921	901,301	801,620	726,590
Total long-term debt, including current portion	329,206	379,853	329,368	380,015	481,063
Stockholders’ equity	437,110	380,878	459,099	259,829	148,917

(1)	The 2006 results reflect the reversal of a $12.6 million valuation allowance at the end of 2006 and the current year utilization of $5.4 million of net operating losses, both of which are related to Louisiana state net operating loss carryforwards. See note 7 to our consolidated financial statements for the year ended December 31, 2006 incorporated by reference into this prospectus.

(2)	The 2005 results reflect the reversal of a $71.5 million valuation allowance related to federal net operating loss carryforwards and other deferred tax assets. See note 7 to our consolidated financial statements for the year ended December 31, 2006 incorporated by reference into this prospectus.

(3)	The number of rigs available for service is determined by calculating the number of days each rig was in our fleet and was under contract or available for contract. For example, a rig under contract or available for contract for six months of a year is 0.5 rigs available for service for such year. Rigs available for service exclude rigs classified as assets held for sale. Our method of computation of rigs available for service may or may not be comparable to other similarly titled measures of other companies.

(4)	Rig utilization rates are based on a weighted average basis assuming 365 days availability for all rigs available for service. Rigs acquired or disposed of are treated as added to or removed from the rig fleet as of the date of acquisition or disposal. Rigs that are in operation or fully or partially staffed and on a revenue-producing standby status are considered to be utilized. Rigs under contract that generate revenues during moves between locations or during mobilization or demobilization are also considered to be utilized. Our method of computation of rig utilization may or may not be comparable to other similarly titled measures of other companies.

(5)	Balance sheet data are as of the ends of the periods presented.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information included in or incorporated by reference into this prospectus, including the financial statements and related notes incorporated by reference into this prospectus, before deciding to invest in the notes and the common stock into which the notes, under certain circumstances, are convertible. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of the following risks or uncertainties actually occur, our business, financial condition or results of operations would likely suffer.

Risks Related to Our Business

For a discussion of the risks and uncertainties related to our business, please read “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this prospectus.

Risks Related to the Notes and Our Common Stock

Payment of principal and interest on the notes will be effectively subordinated to our and our guarantors’ senior secured debt to the extent of the value of the assets securing that debt.

The notes and the guarantees related to these notes are senior unsecured obligations of Parker Drilling Company and certain of our domestic subsidiaries and will not be secured by any of our assets. Holders of our secured obligations and the secured obligations of the guarantors, including obligations under our senior secured credit facility, will have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations. In the event of liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of certain subsidiaries will be available to pay obligations on the notes and the guarantees only after holders of our senior secured debt have been paid the value of the assets securing such debt. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

Each subsidiary guarantor’s guarantee of the notes will be automatically released and terminated upon the release, termination or satisfaction of such subsidiary guarantor’s guarantee of our 9.625% senior notes due 2013. Accordingly, if the 9.625% senior notes are redeemed or repurchased by us in whole, or if the guarantees of the 9.625% senior notes are otherwise released, the guarantees of the notes will be automatically released and terminated. The 9.625% senior notes are subject to redemption, at our option, at any time on or after October 1, 2008.

We have granted the lenders under our senior secured credit facility a security interest in (i) all accounts receivable and certain deposit accounts of (a) Parker Drilling Company and (b) substantially all of our material direct and indirect domestic subsidiaries; (ii) the stock of all of our direct and indirect domestic subsidiaries; and (iii) substantially all of the personal property assets of our rental tool business. If a default on secured indebtedness occurs, persons which are granted security interests will have a prior secured claim on such assets. If those persons were to attempt to foreclose on their collateral, our financial condition and the value of the notes would be adversely affected.

We are a holding company and conduct substantially all of our operations through our subsidiaries, which may affect our ability to make payments on the notes. In addition, the structural subordination of the notes to certain of our subsidiaries’ liabilities may limit our ability to make payment on the notes.

We conduct substantially all of our operations through our subsidiaries. As a result, our cash flows and our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments from our subsidiaries to us. Any payment of dividends, distributions, loans or other payments from our subsidiaries to us could be subject to statutory restrictions, including local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which our subsidiaries operate. In addition, payments of dividends or distributions from our joint ventures are subject to contractual restrictions. Payments to us by our subsidiaries also will be contingent upon the profitability of our subsidiaries. If we are unable to obtain funds from our subsidiaries we may not be able to pay principal, premium, if any, or interest on the notes when due, or to repurchase our notes upon a fundamental change, and we may not be able to obtain the necessary funds from other sources.

Some of our subsidiaries, including our existing and future foreign subsidiaries, will not guarantee the notes. The notes will be structurally subordinated to all existing and future liabilities and preferred equity of these subsidiaries that do not guarantee the notes. In the event of liquidation, dissolution, reorganization, bankruptcy or any similar proceeding with respect to any such subsidiary, we, as common equity owner of such subsidiary, and therefore, holders of our debt, including holders of the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. As of March 31, 2007, our non-guarantor subsidiaries and joint ventures collectively owned approximately 18.3 percent of our consolidated total assets and held approximately $14.1 million of our consolidated cash, cash equivalents and marketable securities of approximately $157.6 million. For further information, see note 5 to our consolidated financial statements for the year ended December 31, 2006 incorporated by reference into this prospectus.

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	issued the guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure what standard a court would apply in determining a guarantor’s solvency and whether it would conclude that such guarantor was solvent when it incurred its guarantee.

We may not have sufficient cash to repurchase the notes at the option of the holder upon a fundamental change or to pay the cash payable upon a conversion, which may increase your credit risk.

Upon a fundamental change, subject to certain conditions, we will be required to make an offer to repurchase for cash all outstanding notes at 100% of their principal amount plus accrued and unpaid interest, including additional amounts, if any, up to but not including the date of repurchase. In addition, unless we elect to satisfy our conversion obligation entirely in shares of our common stock, upon a conversion, we will be required to make a cash payment of up to $1,000 for each $1,000 in principal amount of notes converted. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of tendered notes or settlement of converted notes. Any credit facility in place at the time of a repurchase or conversion of the notes may also define as a default thereunder the events requiring repurchase or cash payment upon conversion of the notes or otherwise limit our ability to use borrowings to pay any cash payable on a repurchase or conversion of the notes and may prohibit us from making any cash payments on the repurchase or conversion of the notes if a default or event of default has occurred under that facility without the consent of the lenders under that credit facility. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture or to pay any cash payable on a conversion of the notes would constitute a default under the indenture. A default under the indenture or the fundamental change itself could lead to a default under the other existing and future agreements governing our indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversion thereof.

The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.

In connection with the offering of the notes, we intend to enter into a privately negotiated convertible note hedge transaction with one or more of affiliates of the underwriters (which we refer to as the hedge participants). This transaction is expected to reduce the potential equity dilution upon conversion of the notes. We also intend to enter into warrant transactions with the hedge participants with respect to our common stock pursuant to which we may issue shares of our common stock. The warrant transaction could have a dilutive effect on our earnings per share to the extent that the price of our common stock during the measurement period at maturity of the warrant exceeds the strike price of the warrant. We expect to use approximately $      million of the net proceeds of this offering to pay the net cost of the convertible note hedge and warrant transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions, and would also expect to enter into additional warrant transactions. These transactions will be accounted for as adjustments to our stockholders’ equity. See “Description of Convertible Note Hedge and Warrant Transactions.”

Because we will have sold the warrants to the hedge participants, the mitigating effect on dilution of the convertible note hedge transactions will be capped, which means that the convertible note hedge transactions may not completely mitigate dilution from conversion of the notes as intended.

In connection with hedging these transactions, the hedge participants or their affiliates may enter into various derivative transactions with respect to our common stock at, and possibly after, the pricing of the notes and may unwind such derivative transactions, enter into other derivative transactions and purchase and sell our common stock in secondary market transactions following the pricing of the notes. These activities could have the effect of increasing the price of our common stock before and possibly after the pricing of the notes. In addition, the hedge participants or their affiliates may modify their hedge positions from time to time before conversion or maturity of the notes including by purchasing and selling shares of our common stock, other of our securities or other instruments they may wish to use in connection with such hedging and entering into or unwinding various derivative transactions with respect to our common stock (and are likely to do so (1) during any cash settlement averaging period related to a conversion of notes and (2) if we have elected to satisfy our conversion obligations entirely in shares of our common stock, during (a) the 40 trading-day period beginning on the 42nd scheduled trading day before the maturity date if the related conversion date is on or after April 15, 2012 or (b) the 40 trading-day period beginning on and including the third scheduled trading day after the conversion date if the related conversion date is before April 15, 2012).

The potential effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time. Any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the value of the consideration and the number of shares, if any, that you would receive upon the conversion of the notes and, under certain circumstances, your ability to convert the notes.

The conversion rate of the notes may not be adjusted for all dilutive events that may adversely affect the trading price of the notes or our common stock issuable upon conversion of the notes.

The conversion rate of the notes is subject to adjustment upon certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under “Description of Notes — Conversion Rate Adjustments.” The conversion rate will not be adjusted for certain other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock issuable upon conversion of the notes.

The conditional conversion feature of the notes could result in you receiving less than the value of the common stock into which a note is convertible.

Before April 15, 2012, the notes are convertible only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the conversion value of your notes.

Under certain circumstances holders may receive less proceeds than expected because the price of our common stock may decline, or may not appreciate as much as holders may expect, between the day that a holder exercises its conversion right and the day the value of the shares issuable upon conversion is determined or the shares are delivered.

Unless we elect to satisfy our conversion obligations entirely in shares of our common stock, our conversion obligations will be settled, based on a daily settlement amount (as described in this prospectus) calculated on a proportionate basis for each day of a 20 trading-day cash settlement averaging period. Upon conversion of a note, holders might not receive any shares of our common stock, or they might receive fewer shares of our common stock relative to the conversion value of the note as of the conversion date. In addition, because of the 20 trading-day cash settlement averaging period, settlement will be delayed until at least the 25th trading day following the related conversion date. The cash settlement averaging period for any notes tendered for conversion on or after July 15, 2012 will be the 20 consecutive trading days beginning on and including the 22nd trading day immediately preceding the maturity date. See “Description of Notes — Conversion Rights — Payment upon Conversion — Net Share Settlement.” Whether we elect to satisfy our conversion obligation entirely in shares of our common stock or not, any holder who tenders notes for conversion on or after July 15, 2012 will not receive any shares issuable in conversion therefor until the maturity date. As a result, upon conversion of the notes, you may receive less proceeds than expected because the price of our common stock may decline, or not appreciate as much as you may expect, between the conversion date and the day the settlement amount of your notes is determined or the date the settlement shares are delivered, as the case may be. See “Description of Notes — Conversion Rights — Payment upon Conversion.”

The additional common stock payable on any notes converted in connection with specified corporate transactions or upon redemption in connection with specified accounting changes may not adequately compensate you for any loss you may experience as a result of such event.

If certain specified corporate transactions occur or if we redeem the notes in connection with specified accounting changes, we will under certain circumstances increase the conversion rate on notes converted in connection therewith by a number of additional shares of common stock. The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective or the redemption occurs and the price paid per share of our common stock in the specified corporate transaction or at the time of redemption as described under “Description of Notes — Conversion Rights — Additional Shares” and “— Optional Redemption upon a Specified Accounting Change.” The additional common stock issuable on conversion of the notes in connection with a specified corporate transaction may not adequately compensate you for any loss you may experience as a result of the specified corporate transaction.

You may have to pay taxes if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” If, for example, the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not receive a corresponding cash distribution. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that has the effect of increasing your proportionate interest in our company could be treated as a deemed taxable dividend to you. The amount that you would have to include in income generally will be equal to the amount of the distribution that you would have received if you had converted your notes into our common stock.

If certain types of fundamental changes occur on or before the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations.”

If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments. See “Certain U.S. Federal Income Tax Considerations.”

There may not be an active trading market for the notes and their price may be volatile. You may be unable to sell your notes at the price desired or at all.

There is no existing trading market for the notes. As a result, a liquid market may not develop or be maintained for the notes, you may not be able to sell any of the notes at a particular time, if at all, and the prices you receive if or when you sell the notes may not be above their initial offering price. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price of our shares of common stock, our performance and other factors. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation system.

The underwriters have advised us that they intend to make a market in the notes after this offering is completed, but they have no obligation to do so and may cease their market-making at any time without notice. In addition, market-making will be subject to the limits imposed by the Securities Act and the Exchange Act. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by, among other things, changes in the overall market for debt securities, changes in our financial performance or prospects, the prospects for companies in our industry generally, the number of holders of the notes, the interest of securities dealers in making a market for the notes, and prevailing interest rates.

The notes may not be rated or may receive a lower rating than anticipated by investors.

We do not intend to seek a rating on the notes. Nevertheless, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the notes and our common stock could be harmed.

The notes will not contain certain restrictive covenants, and there is limited protection in the event of a fundamental change.

The indenture under which the notes will be issued will not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. Neither the indenture nor the terms of the notes restrict us from incurring additional debt, including senior debt or secured debt. In addition, the limited covenants contained in the indenture do not require us to achieve or maintain any minimum financial ratios relating to our financial position or results of operations. The indenture also does not impose any limitation on the incurrence by our subsidiaries of any indebtedness or on our ability to transfer our assets and property among our subsidiaries. Accordingly, our guarantor subsidiaries may transfer assets and property to non-guarantor subsidiaries. Moreover, the right of each holder to require us to repurchase for cash all or part of that holder’s notes is limited to the transactions specified in the definition of a “fundamental change” under “Description of Notes — Repurchase of Notes by Us at Option of Holder upon a Fundamental Change.” Accordingly, we could enter into certain transactions, such as acquisitions, refinancings or a recapitalization, that could affect our capital structure and the value of our common stock but would not constitute a “fundamental change.”

The accounting method for convertible debt securities with net share settlement, such as the notes, may be subject to change.

For the purpose of calculating diluted earnings per share, a convertible debt security providing for net share settlement of the excess of the conversion value over the principal amount, if any, and meeting specified requirements under Emerging Issues Task Force, or EITF, Issue No. 90-19, “Convertible Bonds with Issuer Option to Settle for Cash upon Conversion,” is accounted for similar to non-convertible debt, with the stated coupon constituting interest expense and any shares issuable upon conversion of the security being accounted for under the treasury stock method. The effect of the treasury stock method is that the shares potentially issuable upon conversion of the notes are not included in the calculation of our earnings per share until the conversion price is “in the money,” and we are assumed to issue the number of shares of common stock necessary to settle.

The EITF is reviewing, among other things, the accounting method for net share settled convertible debt securities. A subcommittee of the EITF is considering other methods for accounting for net share settled convertible debt securities. One such method would be where the debt and equity components of the security would be bifurcated and accounted for separately. The effect of this proposal is that the equity component would be accounted for as an original issue discount and would be included in the paid-in-capital section of stockholders’ equity on an issuer’s balance sheet. As a result, net income attributable to common stockholders would be lower by recognizing accretion of the discounted carrying value of the convertible debt securities (the notes) to their face amount as additional interest expense. The diluted earnings per share calculation would continue to be calculated based on the treasury stock method.

We cannot predict the outcome of the EITF deliberations, whether the EITF will require net share settled convertible debt securities to be accounted for under the existing method, the proposed method described above or some other method, when any change would be implemented or whether such a change would be implemented retroactively or prospectively. The EITF subcommittee may even recommend broader reconsideration of other forms of convertible debt securities.

We also cannot predict any other changes in GAAP that may be made affecting accounting for convertible debt securities. Any change in the accounting method for convertible debt securities could have an adverse impact on our reported or future financial results and could adversely affect the trading price of our common stock and in turn negatively affect the trading price of the notes.

The market price of the notes could be significantly affected by the market price of our common stock.

We expect that the market price of the notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible or nonexchangeable debt securities. The market price of our common stock likely will continue to fluctuate in response to factors including the following:

•	the other risk factors described in or incorporated by reference into this prospectus, including changes in oil and gas prices;

•	a reduction in rig utilization, operating revenue or net income from that expected by securities analysts and investors;

•	changes in securities analysts’ estimates of the financial performance of us or our competitors or the financial performance of companies in the oilfield service industry generally;

•	changes in actual amounts or market expectations of the amounts of exploration and development spending by oil and gas companies;

•	general conditions in the economy and in the oil and gas or oilfield service industries;

•	general conditions in the securities markets;

•	political instability, terrorism or war; and

•	the outcome of pending and future legal proceedings, tax assessments and other claims, including the outcome of our dispute with the Ministry of Finance of the Republic of Kazakhstan. See note 10 to the notes to our unaudited consolidated condensed financial statements for the period ended March 31, 2007 incorporated by reference into this prospectus.

Most of these factors are beyond our control. In addition, the stock markets in general, including the New York Stock Exchange, have experienced price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may affect adversely the market prices of the notes and our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of the notes.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of the notes, our common stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity which we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of the notes.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights or rights to receive any dividends or other distributions on our common stock), but will be subject to all changes affecting our common stock. You will only be entitled to rights on our common stock if and when we deliver shares of our common stock upon conversion for your notes and, to a limited extent, under the conversion rate adjustments applicable to the notes. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock that result from such amendment.

We may not be able to refinance the notes if required or if we so desire.

We may need or desire to refinance all or a portion of the notes or any other future indebtedness that we incur on or before the maturity of the notes. We may not be able to refinance any of our indebtedness on commercially reasonable terms, if at all.

The notes initially will be held in book-entry form and, therefore, you must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, those payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant. Procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on any requested actions on a timely basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in or incorporated by reference into this prospectus, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions, including any statements regarding:

•	prices and demand for oil and natural gas;

•	levels of oil and natural gas exploration and production activities;

•	demand for contract drilling and drilling related services and demand for rental tools;

•	our future operating results and profitability;

•	our future rig utilization, dayrates and rental tools activity;

•	entering into new, or extending existing, drilling contracts and our expectations concerning when our rigs will commence operations under such contracts;

•	growth through acquisitions of companies or assets;

•	construction or upgrades of rigs and expectations regarding when these rigs will commence operations;

•	entering into joint venture agreements with local companies;

•	our future capital expenditures and investments in the acquisition and refurbishment of rigs and equipment;

•	our future liquidity;

•	availability and sources of funds to reduce our debt and expectations of when debt will be reduced;

•	the outcome of pending and future legal proceedings, tax assessments and other claims, including the outcome of our dispute with the Ministry of Finance of the Republic of Kazakhstan;

•	the availability of insurance coverage for pending or future claims;

•	the enforceability of contractual indemnification in relation to pending or future claims;

•	compliance with covenants under our senior secured credit facility and indentures for our senior notes; and

•	organic growth of our operations.

In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are relevant. Although our management believes that their assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of our control. The following factors, as well as any other cautionary language included in or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our “forward-looking statements”:

•	worldwide economic and business conditions that adversely affect market conditions and/or the cost of doing business;

•	the U.S. economy and the demand for natural gas;

•	fluctuations in the market prices of oil and gas;

•	imposition of unanticipated trade restrictions;

•	unanticipated operating hazards and uninsured risks;

•	political instability, terrorism or war;

•	governmental regulations, including changes in tax laws or ability to remit funds to the U.S., that adversely affect the cost of doing business;

•	adverse environmental events;

•	adverse weather conditions;

•	changes in the concentration of customer and supplier relationships;

•	unexpected cost increases for construction of rigs or upgrade and refurbishment projects;

•	delays in obtaining components for capital projects;

•	shortages of skilled labor;

•	unanticipated cancellation of contracts by operators without cause;

•	breakdown of equipment and other operational problems;

•	changes in competition;

•	the effect of litigation and contingencies; and

•	other similar factors, some of which are discussed in documents referred to in or incorporated by reference into this prospectus.

Each “forward-looking statement” speaks only as of the date of this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you decide to invest in the notes, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus and the documents incorporated by reference into this prospectus could have a material adverse effect on our business, results of operations, financial condition and cash flows.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting underwriting discounts and estimated expenses of the offering payable by us, will be approximately $111.7 million, or $121.4 million if the underwriters exercise in full their over-allotment option to purchase additional notes.

We intend to apply the net proceeds from this offering for the following uses:

•	approximately $ million (and additional proceeds if the underwriters exercise their over-allotment option to purchase additional notes) to pay the net cost of the convertible note hedge and warrant transactions;

•	approximately $101.0 million, together with available cash, as necessary, to redeem all of the outstanding $100.0 million aggregate principal amount of our senior floating rate notes due 2010 at a redemption price of 101% of the principal amount thereof in September 2007; and

•	any remaining proceeds for general corporate purposes.

Pending these uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

As of June 27, 2007, the interest rate on our outstanding floating rate notes due 2010 was 10.11%.

One or more of the underwriters or their affiliates or both will be the counterparties in the convertible note hedge transactions and will receive the portion of the net proceeds from this offering applied to those transactions. See “Underwriting.”

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

Our common stock is listed on the New York Stock Exchange under the symbol “PKD.” The last reported sale price of our common stock on June 27, 2007 was $11.15 per share. The following table sets forth the high and low sales prices per share as reported on the New York Stock Exchange in the calendar periods indicated.

	High	Low

2004
First Quarter	$4.49	$2.55
Second Quarter	4.14	2.65
Third Quarter	4.03	2.97
Fourth Quarter	4.42	3.56
2005
First Quarter	6.15	3.75
Second Quarter	7.21	4.50
Third Quarter	9.66	6.79
Fourth Quarter	11.82	7.41
2006
First Quarter	12.44	8.07
Second Quarter	9.84	6.10
Third Quarter	7.65	6.25
Fourth Quarter	10.05	6.50
2007
First Quarter	9.76	7.50
Second Quarter (through June 27, 2007)	12.10	9.40

No dividends have been paid on our common stock since February 1987. Our senior secured credit agreement and the indenture governing our 9.625% senior notes contain provisions that restrict the payment of dividends. We have no present intention to pay dividends on our common stock in the foreseeable future.

RATIOS OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each period indicated is set forth in the following table:

Pro Forma(1)
Three
	Three							Months	Year
	Months Ended							Ended	Ended
	March 31,		Year Ended December 31,					March 31,	December 31,
	2007	2006	2006	2005	2004	2003	2002	2007	2006

Ratio of earnings to fixed charges	7.7x	3.8x	4.2x	2.6x	0.3x	0.3x	0.6x	9.3x	5.0x

(1)	Reflects the redemption of all of the outstanding $100.0 million aggregate principal amount of our senior floating rate notes due 2010 at a redemption price of 101% of the principal amount thereof in September 2007 and the issuance of $115.0 million aggregate principal amount of notes in this offering at an assumed interest rate of 1.875% per year.

For purposes of calculating the ratio of earnings to fixed charges, (1) “earnings” consist of our consolidated income from continuing operations before income taxes and fixed charges and (2) “fixed charges” consist of interest expense, amortization of deferred financing costs and the portion of rental expense representing interest.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2007:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of the notes in this offering, assuming the underwriters’ over-allotment option to purchase additional notes is not exercised, and the application of the net proceeds as described under “Use of Proceeds,” as if such transactions had occurred on March 31, 2007.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto incorporated by reference into this prospectus.

	As of March 31, 2007
	Actual	As Adjusted
	(dollars in thousands)

Cash, cash equivalents and marketable securities	$157,617	$159,354

Debt including current portion:
Senior secured revolving credit facility	$—	$—
9.625% senior notes due 2013(1)	229,206	229,206
Senior floating rate notes due 2010(2)	100,000	—
Notes offered hereby	—	115,000
Capital lease and other	—	—

Total debt	329,206	344,206
Stockholders’ equity:
Preferred stock, $1 par value, 1,942,000 shares authorized, no shares outstanding	—	—
Common stock, $0.16 2/3 par value, 140,000,000 shares authorized, 110,037,624 shares issued and outstanding	18,369	18,369
Capital in excess of par value	570,620	561,029
Accumulated deficit	(151,879)	(154,456)
Total stockholders’ equity(4)	437,110	424,942

Total capitalization	$766,316	$769,148

(1)	Amounts shown include unamortized premium of $4,206 at March 31, 2007.

(2)	We intend to redeem all of our outstanding senior floating rate notes due 2010 with a portion of the net proceeds from this offering, together with available cash as necessary, at a redemption price of 101% of the principal amount thereof in September 2007.

(3)	As adjusted figure reflects assumed costs relating to the convertible note hedge transaction, proceeds relating to the warrant transaction, costs relating to the write-off of debt, and costs relating to the call premium associated with the redemption of the senior floating rate notes due 2010 in September 2007.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Credit Facility

Our senior secured credit facility consists of a $40.0 million revolving credit facility, which terminates and must be repaid on December 20, 2007.

The amount from time to time available under the revolving credit facility may not exceed the sum of (i) up to 85% of our eligible accounts receivable and (ii) the lesser of (x) 100% of the net book value and (y) up to 50% of the net orderly liquidation value, of our eligible rental equipment. The amount of the borrowing base available in respect of eligible rental equipment shall not at any time exceed 50% of the total amount of the borrowing base.

Borrowings under the revolving credit facility bear interest, at our option, at either:

•	a base rate equal to the greater of:

•	the federal funds effective rate, plus 0.50%; and

•	the prime lending rate;

plus a spread equal to 1.00% per annum, or

•	the eurodollar rate, plus a spread equal to 2.00% per annum.

We are obligated to pay the lenders certain fees on the average daily unadvanced portion of the lenders’ loan commitments, and certain fees for issuance of letters of credit.

Indebtedness under the senior secured credit facility is guaranteed by each of our material direct and indirect domestic subsidiaries, or the domestic guarantors. These subsidiaries are substantially the same subsidiaries that will guarantee the notes. For purposes of this subsection, we collectively refer to us and the domestic guarantors as the credit parties.

The obligations in respect of the revolving credit facility are secured by a perfected first priority security interest in all of the credit parties’ accounts receivable, certain of the credit parties’ deposit accounts, substantially all of the personal property assets of our rental tools business and the stock of all of our direct and indirect domestic subsidiaries.

The senior secured credit facility contains customary covenants and restrictions on our and our subsidiaries’ ability to engage in certain activities. In addition, the senior secured credit facility requires that we maintain compliance with certain financial covenants. The senior secured credit facility also includes customary events of default.

9.625% Senior Notes due 2013

General

As of March 31, 2007, we had outstanding $229.2 million (including unamortized premium) in aggregate principal amount of 9.625% senior notes due 2013. The 9.625% senior notes are governed by an indenture dated October 10, 2003 among us, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank), as trustee, as supplemented by the First Supplemental Indenture thereto dated November 8, 2006, among us, the subsidiary guarantors named therein, and The Bank of New York Trust Company, N.A. The 9.625% senior notes mature on October 1, 2013 and bear interest at 9.625% per annum, payable semi-annually on April 1 and October 1 of each year. The 9.625% senior notes are our general unsecured obligations and are equal in right of payment with the notes offered hereby and all of our other existing and future senior unsecured debt. The 9.625% senior notes are unconditionally guaranteed, on an unsecured senior basis, jointly and severally by the same subsidiaries that will guarantee the notes offered hereby.

Optional Redemption

The 9.625% senior notes are subject to redemption, at our option, in whole or in part, at any time on or after October 1, 2008, at redemption prices (plus accrued and unpaid interest to the redemption date) starting at 104.813% of principal (plus accrued and unpaid interest) during the 12-month period beginning on October 1, 2008, and declining annually to 100% of principal (plus accrued and unpaid interest) on October 1, 2011 and thereafter.

Repurchase at the Option of Holders

If certain change of control events occur, which events are substantially similar to those specified in the notes offered hereby, each holder of 9.625% senior notes will have the right to require us to repurchase all or any part of such holder’s notes for cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase.

The indenture governing the 9.625% senior notes provides that we and our restricted subsidiaries will not engage in an asset sale, as defined in the indenture, unless we or such restricted subsidiary, as the case may be, receive consideration at the time of such asset sale at least equal to the fair market value of the assets or equity interests issued or sold or otherwise disposed of and at least 75% of the consideration received by us or such restricted subsidiary is in the form of cash or cash equivalents.

Within 365 days after the receipt of any proceeds from any asset sale, we and our restricted subsidiaries may:

•	apply all or any of the net proceeds therefrom to repay our senior debt or debt of any restricted subsidiary, provided, in each case, that the related loan commitment of any revolving credit facility or other borrowing (if any) is thereby permanently reduced by the amount of such indebtedness so repaid, or

•	invest all or any part of the net proceeds thereof in properties and other capital assets that replace the properties or other capital assets that were the subject of such asset sale or in other properties or other capital assets that will be used in our business and that of our restricted subsidiaries.

If the aggregate amount of net proceeds from asset sales that are not applied or invested as provided above at any time equals or exceeds $20.0 million, we will be required to make an offer to purchase the maximum principal amount of the 9.625% senior notes and such other pari passu indebtedness that may be purchased out of any excess proceeds.

We may use any remaining excess proceeds for general corporate purposes.

Certain Covenants

The indenture governing the 9.625% senior notes contains a number of restrictive covenants. They limit our ability to pay dividends or make distributions, restrict distributions from subsidiaries, incur additional indebtedness and issue preferred equity, create certain liens, enter into certain sale and leaseback transactions, issue or sell capital stock of our wholly owned subsidiaries, enter into certain consolidations or mergers, enter into certain transactions with affiliates and enter other lines of business.

Events of Default

The indenture governing the 9.625% senior notes contains a number of events of default that are substantially similar to those in the indenture that will govern the notes offered hereby. Upon the occurrence of an event of default, with certain exceptions, the trustee or the holders of at least 25% in principal amount of the then outstanding 9.625% senior notes may accelerate the maturity of all of the 9.625% senior notes as provided in the indenture.

Senior Floating Rate Notes due 2010

As of March 31, 2007, we had outstanding $100.0 million in aggregate principal amount of senior floating rate notes due 2010. We will use a portion of the proceeds of this offering, together with available cash as necessary, to redeem the entire aggregate principal amount outstanding of our senior floating rate notes at a redemption price of 101% of the principal amount thereof and to pay the fees and expenses of this offering and the redemption. We expect that such redemption will occur in September 2007. The senior floating rate notes are governed by an indenture, dated September 2, 2004, among us, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank), as trustee, as supplemented by the First Supplemental Indenture thereto dated November 8, 2006, among us, the subsidiary guarantors named therein, and The Bank of New York Trust Company, N.A. The senior floating rate notes mature on September 1, 2010 and bear interest at a floating rate equal to LIBOR plus 4.75%, payable on March 1, June 1, September 1 and December 1 of each year. The senior floating rate notes are our general unsecured obligations and are equal in right of payment to the notes offered hereby and all of our other existing and future senior unsecured debt. The senior floating rate notes are unconditionally guaranteed, on an unsecured senior basis, jointly and severally by the same subsidiaries that guarantee the additional notes offered hereby. The indenture governing the senior floating rate notes contains covenants and events of default that are substantially similar to those in the indenture governing the 9.625% senior notes.

DESCRIPTION OF NOTES

The notes will be issued under an indenture to be dated as of           , 2007, among Parker Drilling Company, the guarantors specified herein and The Bank of New York Trust Company, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the United States Trust Indenture Act of 1939, as amended. Each holder may request a copy of the indenture from the trustee at the address provided herein.

The following description is a summary of the material provisions of the notes, the indenture and the guarantees and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture. We urge you to read the indenture because it, and not this description, defines each holder’s rights as a holder of the notes. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

As used in this “Description of Notes” section, references to “Parker Drilling,” the “company,” “we,” “us” and “our” refer only to Parker Drilling Company and do not include its subsidiaries.

General

We are offering $115.0 million aggregate principal amount of convertible senior notes ($125.0 million aggregate principal amount if the underwriters exercise in full their over-allotment option to purchase additional notes).

The notes will mature on July 15, 2012 unless earlier converted, redeemed or repurchased. Each holder of notes has the option, subject to certain qualifications and the satisfaction of certain conditions, to convert its notes based on an initial conversion rate of           shares per $1,000 principal amount of notes, subject to adjustment; however, at any time before April 15, 2012 we may irrevocably elect to satisfy all of our conversion obligations in shares of our common stock as described below under “— Conversion Rights — Payment upon Conversion — Settlement in Shares.” This initial conversion rate is equivalent to an initial conversion price of approximately $           per share of common stock. Unless we elect to satisfy our conversion obligation entirely in shares of our common stock, upon a surrender of a holder’s notes for conversion, we will deliver a settlement amount that will consist of an amount of cash not to exceed the aggregate principal amount of notes to be converted, and, to the extent the daily settlement amount exceeds the relevant portion of the principal amount as described below under “— Conversion Rights — Payment upon Conversion,” shares of our common stock. If we elect to satisfy our conversion obligation entirely in shares of our common stock, we will deliver to holders upon conversion of their notes a number of shares of our common stock equal to (1) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (2) the applicable conversion rate as described below under “— Conversion Rights — Payment upon Conversion — Settlement in Shares.” We will not issue any fractional shares upon conversion of the notes and instead will pay cash in lieu of fractional shares as described below under “— Conversion Rights — Payment upon Conversion.” A holder will not receive any cash payment for interest (or additional amounts, if any) accrued and unpaid to the conversion date.

The notes are subject to repurchase by us at the option of the holder upon a fundamental change as described below under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change” at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a note” or “each note” in this prospectus refer to $1,000 principal amount of the notes.

As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Notes may be presented for conversion at the office of the conversion agent and for exchange or registration of transfer at the office of the paying agent.

Any reference to “common stock” means our common stock, par value $0.16 2/3 per share.

We may, without the consent of the holders, reopen the indenture and issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount, so long as no such additional notes may be issued with the same CUSIP number unless they are fungible with the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

Interest

The notes will bear interest at a rate of     % per year. We will pay interest on the notes semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2008.

Interest on a note, including additional amounts, if any, will be paid to the person in whose name the note is registered at the close of business on the January 1 or July 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day), subject to certain exceptions described below. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from          , 2007 or from the most recent date to which interest has been paid or duly provided for.

Upon conversion of a note, a holder will not receive any cash payment of interest (including additional amounts, if any) unless, as described below, the conversion occurs between a record date and the interest payment date to which that record date relates. If we deliver common stock upon surrender of a note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares as described below under “— Conversion Rights — Payment upon Conversion.” Our delivery to a holder of the full amount of common stock or cash and common stock, if any, as described below under “— Conversion Rights — Payment upon Conversion,” together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued but unpaid interest (including additional amounts, if any) up to but excluding the conversion date.

As a result, accrued but unpaid interest (including additional amounts, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a general discussion of the U.S. federal income tax treatment upon receipt of our common stock upon conversion, see “Certain U.S. Federal Income Tax Considerations.”

If notes are converted after the close of business on a record date but before the opening of business on the interest payment date to which that record date relates, holders of those notes at the close of business on the record date will receive accrued but unpaid interest, including additional amounts, if any, payable on the notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including additional amounts, if any) payable on the notes so converted on the next succeeding interest payment date. However, no such payment need be made (i) to the extent of any overdue interest (including any overdue additional amounts) if any such amount exists at the time of conversion with respect to such note, (ii) for conversions on or after April 15, 2012, (iii) if we have specified a fundamental change repurchase date after the close of business on a record date and before the opening of business on the corresponding interest payment date or (iv) if we have specified a redemption date.

If any interest payment date, maturity date, repurchase date, redemption date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, repurchase date or settlement date, as the case may be, to that next succeeding business day.

Ranking

The notes will be our general unsecured obligations ranking equally in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will be effectively junior in right of payment to all of our existing and future secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the value of the collateral securing that indebtedness. In addition, the notes will be effectively junior in right of payment to indebtedness of our non-guarantor subsidiaries.

In the event of bankruptcy, liquidation, reorganization or other winding up of the company, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under our secured debt has been repaid in full from such assets. In that event, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

As of March 31, 2007, we had approximately $329.2 million of total debt outstanding on a consolidated basis, consisting of $100.0 million aggregate principal amount of our senior floating rate notes and $229.2 million aggregate principal amount of our 9.625% senior notes. See “Description of Other Indebtedness.”

The Guarantees

The notes are guaranteed by all of our subsidiaries that guarantee our 9.625% senior notes due 2013 (the “9.625% senior notes”), and are substantially the same subsidiaries that guarantee our senior secured credit facility.

Each guarantee of the notes is a general unsecured obligation of the guarantor ranking senior in right of payment to all existing and future subordinated indebtedness of that guarantor; pari passu in right of payment with any existing and future senior unsecured indebtedness of that guarantor; and effectively junior in right of payment to that guarantor’s existing and future secured indebtedness, including its guarantee of indebtedness under our senior secured credit facility, to the extent of the value of the collateral securing that indebtedness.

As of March 31, 2007, the guarantors had total indebtedness of approximately $329.2 million, all of which was pari passu with their guarantees of our obligations under the notes.

Not all of our subsidiaries will guarantee the notes. Our non-guarantor subsidiaries will not have any obligations under the notes, the guarantees or the indenture. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of March 31, 2007, our non-guarantor subsidiaries and joint ventures collectively owned approximately 18 percent of our consolidated total assets and held approximately $14.1 million of our consolidated cash and cash equivalents of approximately $74.1 million. In the first three months of 2007, our non-guarantor subsidiaries and joint ventures had drilling and rental revenues of approximately $19.8 million and total operating income of approximately $1.9 million. We expect the amount of our consolidated total assets and cash and cash equivalents held by, and the amount of our consolidated drilling and rental revenues and operating income derived from, our non-guarantor subsidiaries and joint ventures to increase as we expand our international operations. For further information about the division of the revenues and assets among us, the guarantors and our non-guarantor subsidiaries, see note 12 to our consolidated financial statements for the three months ended March 31, 2007, incorporated by reference into this prospectus.

Each subsidiary guarantor’s guarantee of the notes will be automatically released and terminated upon the release, termination or satisfaction of such subsidiary guarantor’s guarantee of our 9.625% senior notes. Accordingly, if the 9.625% senior notes are redeemed or repurchased by us in whole, the guarantees of the notes will be automatically released and terminated. The 9.625% senior notes are subject to redemption, at our option, at any time on or after October 1, 2008.

The indenture does not impose any limitation on the incurrence by our subsidiaries of any indebtedness or on our ability to transfer our assets and property among our subsidiaries. Accordingly, our guarantor subsidiaries may transfer assets and property to non-guarantor subsidiaries.

Conversion Rights

General

Subject to our election to satisfy our conversion obligation entirely in shares of our common stock and subject to the qualifications and the satisfaction of the conditions and during the periods described below, a holder may convert each of its notes before the close of business on the second business day immediately preceding the maturity date into cash in an amount described below or cash and common stock, if applicable, based on an initial conversion rate of           shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $      per share of common stock.

The conversion rate in effect at any given time is referred to in this prospectus as the “applicable conversion rate” and will be subject to adjustments as described below under “— Conversion Rate Adjustments,” but will not be adjusted for accrued interest or additional amounts, if any. The “applicable conversion price” at any given time is equal to the principal amount of a note divided by the applicable conversion rate. Holders will be entitled to convert their notes in denominations of $1,000 principal amount or multiples thereof. Subject to the immediately following paragraph, upon surrender of a note for conversion, we will deliver cash and shares of our common stock, if any, as described below under “— Payment upon Conversion.”

At any time before April 15, 2012, we may irrevocably elect, in our sole discretion and without the consent of the holders of the notes, by notice to the trustee and the holders, to satisfy all of our conversion obligations arising after the time of such notice in shares of our common stock. Any such election will apply to all notes tendered for conversion following the date of such notice.

A holder may convert its notes in whole or in part under the following circumstances, which are described in more detail below:

•	upon satisfaction of the sale price condition;

•	upon satisfaction of the trading price condition;

•	at any time on or after April 15, 2012;

•	in connection with a redemption upon a specified accounting change; or

•	upon the occurrence of specified corporate transactions.

Upon any determination by us, the conversion agent or the trustee, as applicable, that holders are or will be entitled to convert their notes into shares of our common stock in accordance with the foregoing provisions, we will (1) issue a press release and use our reasonable efforts to post the information on our website or otherwise publicly disclose this information or (2) provide notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of DTC.

If a holder converts its notes, we will pay any documentary, stamp or similar issue or transfer tax due on any shares of our common stock issued by us upon conversion of the notes, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Conversion upon Satisfaction of Sale Price Condition

Before April 15, 2012, holders may surrender notes for conversion during any fiscal quarter of Parker Drilling, and only during that fiscal quarter, after the fiscal quarter ending September 30, 2007, if the closing sale price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is more than 130% of the applicable conversion price on the last trading day of that preceding fiscal quarter. Unless we elect to satisfy our conversion obligation entirely in shares of our common stock, upon surrender by a holder of its notes for conversion, we will deliver cash and common stock, if applicable, as described below under “— Payment upon Conversion.”

The “closing sale price” of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the New York Stock Exchange or, if our common stock is not reported by the New York Stock Exchange, in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange, the closing sale price will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the closing sale price will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

“Trading day” means a day on which (i) trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which our common stock is then traded and (ii) a closing sale price for our common stock is available on such securities exchange or market. If our common stock (or other security for which a closing sale price must be determined) is not so listed or quoted, “trading day” means a “business day.”

The conversion agent, which initially will be The Bank of New York Trust Company, N.A., will, on our behalf, determine daily whether the notes are convertible as a result of the closing sale price of our common stock and notify us and the trustee.

Conversion upon Satisfaction of Trading Price Condition

Holders may surrender notes for conversion during the five business day period immediately following any five consecutive trading day period in which the trading price per $1,000 principal amount of notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each day of the five trading day period was less than 98% of the product of the closing sale price of our common stock and the current applicable conversion rate of the notes on each such day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids will be used; and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid will be used; provided further, that if no bids can reasonably be obtained with respect to any date, then for purposes of determining whether the trading price condition has been met, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate of the notes on that day.

The conversion agent will have no obligation to determine the trading price of the notes as described in this section unless we have requested such determination, and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the conversion rate of the notes on that day. At such time, we will instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing sale price of our common stock and the conversion rate of the notes.

Conversion On or After April 15, 2012

Holders may surrender notes for conversion at any time on or after April 15, 2012 until the close of business on the second business day immediately preceding the maturity date.

Conversion in Connection with a Redemption upon a Specified Accounting Change

If we choose to redeem the notes upon a specified accounting change, described under “Optional Redemption upon a Specified Accounting Change,” holders may surrender their notes for conversion at any time beginning on the date of the notice of redemption until the trading day prior to the redemption date.

Conversion upon Specified Corporate Transactions

Certain Distributions.  If we elect to distribute to all or substantially all holders of our common stock:

•	certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the average of the closing sale prices of a share of our common stock for the five consecutive trading days ending on the trading day immediately preceding the public announcement date of the distribution; or

•	cash, debt securities, rights or warrants to purchase our securities, or other assets (excluding dividends or distributions described in clause (1) under “— Conversion Rate Adjustments”), which distribution has a per share value as determined by our board of directors exceeding 10% of the average of the closing sale prices for the five consecutive trading days ending on the trading day immediately preceding the public announcement date for such distribution, we must notify holders of the notes at least 30 calendar days before the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately before the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert its notes if the holder is entitled to participate in the distribution (based on the applicable conversion rate) without conversion. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Certain Corporate Transactions.  If a transaction or event that constitutes a “fundamental change” (as defined below under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change”) occurs, regardless of whether a holder has the right to require us to repurchase the notes as described under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change,” a holder may surrender notes for conversion at any time from and after the date that is 30 calendar days before the anticipated effective date of the transaction until and including the date that is 30 calendar days after the actual effective date of such transaction (or, if such transaction also results in holders having a right to require us to repurchase their notes, until the close of business on the business day before the fundamental change repurchase date). We will notify holders and the trustee as promptly as practicable following the date we publicly announce such transaction (but in no event less than 30 calendar days before the anticipated effective date of such transaction).

If a holder elects to convert its notes in connection with a fundamental change, we will deliver upon conversion of the notes an additional number of shares of our common stock as described below under “— Conversion Rate Adjustments — Additional Shares” or, in lieu thereof, we may in certain circumstances elect to adjust the applicable conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving entity, as described below under “— Conversion Rate Adjustments — Conversion After a Public Acquirer Fundamental Change.”

If a fundamental change occurs, a holder may also have the right to require us to repurchase all or a portion of its notes, as described under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change.”

Conversion Procedures

To convert a note in certificate form, a holder must do each of the following:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver the irrevocable conversion notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents required by the conversion agent;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest, including additional amounts, if any, payable on the next interest payment date.

The date on which a holder complies with these requirements is the “conversion date” under the indenture. The notes will be deemed to have been converted immediately before the close of business on the conversion date.

If a holder’s interest is a beneficial interest in a global note, to convert, a holder must comply with the requirements in the last three bullets listed above and comply with the depositary’s procedures for converting a beneficial interest in a global note.

The conversion agent will initially be the trustee. Subject to our election to satisfy our conversion obligation entirely in shares of our common stock, the conversion agent will, on a holder’s behalf, convert the notes into cash, and, if applicable, shares of common stock based on an initial conversion rate of           shares per $1,000 principal amount of notes, subject to adjustment. A holder may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and/or, if applicable, a stock certificate or certificates representing shares of our common stock will be delivered to the holder, or a book-entry transfer through DTC will be made, by the conversion agent for the number of shares of common stock as set forth below under “— Payment upon Conversion.”

Payment upon Conversion

Net Share Settlement.  Unless we elect to satisfy our conversion obligation entirely in shares of our common stock as described below under “— Settlement in Shares,” upon a conversion of notes, we will satisfy our obligation to convert the notes (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days of the cash settlement averaging period.

The “daily settlement amount” for each of the 20 consecutive trading days of the cash settlement averaging period will consist of:

(1)  cash equal to the lesser of $50 and the daily conversion value; and

(2)  to the extent the daily conversion value exceeds $50, a number of shares of common stock equal to (A) the difference between the daily conversion value for such day and $50 (such difference being referred to as the “daily excess amount”), divided by (B) the daily VWAP (as defined below) for such day (or the consideration into which our common stock has been converted in connection with certain corporate transactions).

We will not issue any fractional shares of common stock upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the daily VWAP on the final trading day of the cash settlement averaging period. Upon conversion of a note, a holder will not receive any cash payment of interest (including additional amounts, if any) unless such conversion occurs between a record date and the interest payment date to which that record date relates. We will deliver the settlement amount on or before the third business day following the date on which the settlement amount is determined.

The “daily conversion value” means, for each of the 20 consecutive trading days during the cash settlement averaging period, one-twentieth (1/20) of the product of (1) the applicable conversion rate on such trading day and (2) the daily VWAP on such day.

The “daily VWAP” for our common stock means, for each of the 20 consecutive trading days during the cash settlement averaging period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PKD.N<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on that trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on that trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The “cash settlement averaging period” with respect to any notes means the 20 consecutive trading days beginning on the third trading day after the conversion date for those notes, except that (i) with respect to any note with a conversion date occurring on or after June 1, 2012, the “cash settlement averaging period” means the 20 consecutive trading days beginning on, and including, the 22nd scheduled trading day before the maturity date; and (ii) with respect to any notes converted in connection with an optional redemption upon a specified accounting change, the 20 consecutive trading days beginning on the trading day following the redemption date.

For the purposes of determining the amount of payment upon conversion only, “trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) trading generally in our common stock occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which our common stock is then traded. If our common stock (or other security for which a daily VWAP must be determined) is not so traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted to trading.

For the purposes of determining the amount of payment upon conversion, “market disruption event” means (i) a failure by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, by the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, by the principal other market on which our common stock is then traded, to open for trading during its regular trading session, or (ii) the occurrence or existence before 1:00 p.m., New York City time, on any trading day for our common stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

If a holder surrenders notes for conversion and the daily conversion value is being determined at a time when the notes are convertible into other property in addition to or in lieu of our common stock, the daily conversion value of each note will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the applicable conversion rate would have owned or been entitled to receive in such transaction and the value thereof (in the case of assets other than cash or traded securities, as determined by our board of directors) during the cash settlement averaging period.

If a holder elects to convert its notes in connection with a fundamental change, the applicable conversion rate will be subject to further adjustment as described below under “— Additional Shares,” unless we elect to adjust the applicable conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving entity, as described below under “— Conversion After a Public Acquirer Fundamental Change.”

Settlement in Shares.  We may irrevocably elect to satisfy our conversion obligations entirely in shares of our common stock (plus cash in lieu of fractional shares) at any time before April 15, 2012 by notice to the trustee and the holders informing them of that election. Simultaneously with providing this notice, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or PR Newswire or another newswire service announcing such election or publish that information in the Wall Street Journal or another newspaper of general circulation in The City of New York or on our website. If we so elect, we will deliver to holders tendering their notes for conversion following such notice a number of shares of our common stock (the “settlement shares”) equal to (i) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate on the conversion date (which may include increases to reflect any additional shares which holders may be entitled to receive as described under “— Conversion Rate Adjustments — Additional Shares”).

We will deliver the settlement shares to converting holders on the third business day immediately following the related conversion date for such notes, except that in respect of notes with a conversion date on or after June 1, 2012, we will deliver the settlement shares to converting holders on the maturity date. If holders are entitled to receive additional shares as described under “— Additional Shares,” then we will deliver the shares on the third business day immediately following the date on which the number of additional shares is determined.

We will deliver cash in lieu of any fractional shares of our common stock deliverable in connection with delivery of the settlement shares based on the daily VWAP on the third scheduled trading day before the settlement date.

We and the trustee may modify the indenture without the consent of the holders of the notes to eliminate our right to elect to satisfy our conversion obligations entirely in shares of our common stock as described above.

Conversion Rate Adjustments

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events, except that if a holder is entitled to participate on the relevant distribution or payment date in a distribution described below without converting its notes (based on the applicable conversion rate in effect immediately before the relevant record date) then no additional conversion rate adjustment shall be made in connection with such distribution:

(1)  If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the applicable conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1 OS0

where

CR0 = the conversion rate in effect immediately before the record date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately after the record date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 = the number of shares of our common stock outstanding immediately before such record date or effective date; and

OS1 = the number of shares of our common stock outstanding immediately before such record date or effective date, but after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate will be readjusted, as of the date that is the earlier of (i) the public announcement of the nonpayment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid or made, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)  If we distribute to all, or substantially all, holders of our common stock any rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plan) entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase shares of our common stock at an exercise price per share less than the average of the closing sale prices of our common stock for the 10 consecutive trading day period ending on the business day immediately preceding the time of announcement of such issuance, the applicable conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	(OS0 + X) (OS0 + Y)

where

CR0 = the conversion rate in effect immediately before the record date for such distribution;

CR1 = the new conversion rate in effect immediately after the record date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately before the record date for such distribution;

X = the number of shares of our common stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options divided by (B) the average of the closing sale prices of our common stock for the 10 consecutive trading days ending on the trading day immediately preceding the “ex-date” of announcement for the issuance of such rights, warrants or options.

If any right, warrant or option described in this clause (2) is not exercised or converted before the expiration of the exercisability or convertibility thereof, the new conversion rate will be readjusted, as of such expiration date, to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(3)  If we distribute shares of our capital stock, evidences of indebtedness or other assets or property to all, or substantially all, holders of our common stock, excluding:

(A)  dividends, distributions, rights, warrants or options referred to in clauses (1) or (2) above;

(B)  dividends or distributions paid exclusively in cash; and

(C)  spin-offs described below in this clause (3),

then the applicable conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0 (SP0–FMV)

where

CR0 = the conversion rate in effect immediately before the record date for such distribution;

CR1 = the new conversion rate in effect immediately after the record date for such distribution;

SP0 = the average of closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the “ex-dividend date” for such distribution; and

FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the “ex-dividend date” for such distribution.

Where there has been a payment of a dividend or other distribution of our common stock or shares of capital stock of any class or series, or similar equity interest, of or relating to our subsidiaries or other business units (a “spin-off”), the conversion rate in effect immediately before close of business on the 10th trading day immediately following the effective date of the spin-off will be adjusted based on the following formula:

CR1	=	CR0	x	(FMV0 + MP0) MP0

where

CR0 = the conversion rate in effect on the 10th trading day immediately following, and including, the effective date of the spin-off;

CR1 = the new conversion rate immediately after the 10th trading day immediately following, and including, the effective date of the spin-off;

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after, and including, the effective date of the spin-off; and

MP0 = the average of the closing sale prices of our common stock over the first 10 consecutive trading days after, and including, the effective date of the spin-off.

An adjustment to the applicable conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day following the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days following the effective date of any spin-off, references within this clause (3) to 10 trading days will be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted, as of the date that is the earlier of (i) the public announcement of the nonpayment of the dividend or distribution and (ii) the date on which the dividend or distribution was to be paid, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)  If we make any cash dividend or distribution to all, or substantially all, of the holders of our outstanding common stock (excluding any dividend or distribution in connection with our liquidation, dissolution, or winding up), the applicable conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0 (SP0 – C)

where

CR0 = the conversion rate in effect immediately before the record date for such distribution;

CR1 = the new conversion rate immediately after the record date for such distribution;

SP0 = the closing sale price of our common stock on the trading day immediately preceding the earlier of the record date and the day immediately preceding the “ex-dividend date” for such distribution; and

C = the amount in cash per share that we distribute to holders of our common stock.

If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate will be readjusted, as of the date that is the earlier of (i) the public announcement of the nonpayment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid, to the conversion rate that would then be in effect if the dividend or distribution had not been declared.

(5)  If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value (which will be, except for the value of traded securities, as determined by our board of directors) of any other consideration included in the payment per share of our common stock exceeds the closing sale price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the applicable conversion rate will be adjusted as of the 10th trading day following the date the tender or exchange offer expires based on the following formula:

CR1	=	CR0	x	(AC + (SP1 x OS1)) (SP1 x OS0)

where

CR0 = the conversion rate in effect on the 10th day immediately following, and including, the date such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the 10th trading day immediately following, and including, the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding on the trading day immediately before the date such tender or exchange offer expires;

OS1 = the number of shares of our common stock outstanding on the trading day immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the average closing sale prices of our common stock over the 10 consecutive trading day period commencing on the trading day immediately after the date such tender or exchange offer expires.

The adjustment to the applicable conversion rate under the preceding clause will occur on the 10th trading day from, and including, the trading day next succeeding the date such tender or exchange offer expires, provided that in respect of any conversion within 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 trading days will be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable conversion rate.

In addition to these adjustments, we may in our sole discretion increase the applicable conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our notes resulting from any dividend or distribution of capital stock issuable upon conversion of the notes (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time in our sole discretion, to the extent permitted by applicable law, increase the applicable conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of notes at least 15 days’ prior notice of the increase in the conversion rate. For a general discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate of the notes, see “Certain U.S. Federal Income Tax Considerations — Tax Consequences to U.S. Holders — Constructive Distributions.”

To the extent that we have a rights plan in effect upon any conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, before any conversion, the rights have separated from the common stock, in which case the applicable conversion rate will be adjusted at the time of separation as described in clause (3) above. A further adjustment will occur as described in clause (3) above if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property or assets;

then, from the effective date of such transaction, the daily conversion value and the amounts received in settlement of our conversion obligation will be computed as set forth above under “— Payment upon Conversion” and will be determined based on the kind and amount of shares of stock, securities, assets or other property (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the applicable conversion rate multiplied by the number of notes owned would have been entitled to receive in such transaction. However, if in any such transaction holders of common stock would be entitled to elect the consideration for their common stock, we will make adequate provisions so that upon conversion the holders of the notes will be entitled to elect, voting as a class, the consideration that they will receive upon conversion of the notes subject to cash settlement as described above under “— Payment upon Conversion,” if applicable.

Notwithstanding the foregoing, the applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, including additional amounts, if any.

In addition, we will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. We will, however, carry forward any adjustments that are less than 1% of the conversion rate and take them into account when determining subsequent adjustments. In addition, we will make any carry-forward adjustments not otherwise effected upon required purchases of the notes in connection with a fundamental change, upon any conversion of the notes, on every one-year anniversary from the original issue date and on the record date immediately prior to the maturity date of the notes.

Adjustments to the applicable conversion rate will be rounded to the nearest ten-thousandth, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655).

Optional Redemption upon a Specified Accounting Change

We may redeem the notes in whole for cash from the date a specified accounting change has become effective until 90 days after the date such change became effective. We will give notice of redemption not less than 30 nor more than 60 days before the redemption date by mail to the trustee and each holder of notes. For purposes of this paragraph, the effective date of the specified accounting change shall mean the date the standards with respect to such specified accounting change under generally accepted accounting principles have been issued.

The redemption price for any such redemption will be equal to 102% of the principal amount of the notes plus accrued and unpaid interest, to but excluding the redemption date.

“Specified accounting change” means any changes in generally accepted accounting principles applicable to any net share settled convertible notes that require us to separately account for the liability and equity components of the notes, cause the notes to be remeasured at fair value with changes reported in earnings as they occur, cause notes to be treated under the if-converted method for earnings per share or otherwise cause an adverse accounting impact on our results of operations solely as a result of having issued the notes, provided that our board of directors determines, in its sole discretion, that such impact is material.

Additional Shares

If a fundamental change (as defined below under “— Repurchase of Notes by Us at Option of Holder upon a Fundamental Change”) occurs prior to the maturity date and a holder elects to convert its notes in connection with such transaction, and unless we elect to adjust the applicable conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving entity, as described below under “ — Conversion After a Public Acquirer Fundamental Change,” we will deliver a number of additional shares (the “additional shares”) for the notes surrendered for conversion in connection with the fundamental change as described below. Those additional shares will constitute a make-whole premium by increasing the applicable conversion rate for the notes surrendered for conversion if and as required below. A conversion of the notes will be deemed for these purposes to be “in connection with a fundamental change” if the notice of conversion is received by the conversion agent from and including the date that is 30 calendar days prior to the anticipated effective date of the fundamental change to the close of business on the date that is the later to occur of (i) 30 calendar days after the actual effective date of the fundamental change and (ii) the fundamental change repurchase date. The number of additional shares will be determined by reference to the table below, based on the date on which the transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in the transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the closing sale prices (as defined under “— Conversion upon Satisfaction of Sale Price Condition” above) of our common stock on the five trading days immediately before but not including the effective date of the transaction.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under “— Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately before such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately before the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the stock price, effective date and number of additional shares per $1,000 principal amount of notes:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$

, 2007
, 2008
, 2009
, 2010
, 2011
, 2012

Notwithstanding the foregoing, in no event will the maximum conversion rate exceed           per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $ per share (subject to adjustment), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $ per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, a holder will not have the right to receive additional shares upon a fundamental change described in clause (3) of the definition thereof if more than 90% of the consideration in the transaction or transactions consists of common stock traded or to be traded immediately following the fundamental change on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, and, as a result of the transaction or transactions, the notes become convertible into that common stock (and any rights attached thereto).

Our obligation to increase the conversion rate in connection with a fundamental change transaction could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion After a Public Acquirer Fundamental Change

Notwithstanding the provisions described above under “ — Conversion Rate Adjustments — Additional Shares,” if a fundamental change constituting a public acquirer change in control (as defined below) occurs, we may, in lieu of adjusting the applicable conversion rate as provided above, elect to adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change in control, holders of notes will be entitled to convert their notes (subject to the satisfaction of the conditions to conversion described under “— Conversion Rights”) into a number of shares of public acquirer common stock (as defined below), still subject to the arrangements for payment upon conversion otherwise applicable, at a conversion rate equal to the conversion rate in effect immediately before the public acquirer change in control multiplied by a fraction:

•	the numerator of which will be (i) in the case of a share exchange, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by our board of directors) paid or payable per share of common stock or (ii) in the case of any other public acquirer change in control, the average of the closing sale prices of our common stock for the 10 consecutive trading days prior to but excluding the effective date of such public acquirer change in control; and

•	the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the 10 consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change in control.

A “public acquirer change in control” means a fundamental change in which the acquirer has a class of common stock traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement; in that case, all references to public acquirer common stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as determined in accordance with Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

Upon a public acquirer change in control, if we so elect, holders may convert their notes (subject to the satisfaction of the conditions to conversion described under “— Conversion Rights” above) at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to the increase in the conversion rate as described above under “— Conversion Rate Adjustments — Additional Shares.” We are required to notify holders of our election in our notice to holders of such fundamental change as set forth below under “ — Repurchase of Notes by Us at Option of Holder upon a Fundamental Change.” In addition, upon a public acquirer change in control, in lieu of converting notes, the holder can, subject to certain conditions, require us to repurchase all or a portion of its notes as described below.

In the event of a public acquirer change of control whereby we elect to adjust the conversion rate as described in the third preceding paragraph, the acquirer will execute a supplemental indenture providing for the conversion and settlement of notes as set forth above. In addition, such supplemental indenture will provide that if the securities to be issued upon conversion of notes require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion of notes, the acquirer will use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto) or such other governmental authority, to secure such registration or approval.

Make Whole Premium upon a Specified Accounting Change

If we choose to redeem the notes upon a specified accounting change, as described under “Optional redemption upon a specified accounting change,” and a holder chooses to convert such holder’s notes as described under “Conversion upon a specified accounting change,” we will pay, to the extent described below, a make whole premium in the form of an increase in applicable conversion rate, if you convert your notes between the date we give notice of the redemption and the day prior to the redemption date. Any make whole premium will have the effect of increasing the amount of cash or shares otherwise due to holders of notes upon conversion as described under “Conversion rights — General.” The increase in the applicable conversion rate will be equal to the sum of (A) the number of shares indicated in the table under “Additional shares,” where the applicable “effective date” is the proposed redemption date and the applicable “stock price” is the average of the closing prices of our common stock for each of the ten trading days ending the third trading day prior to the redemption date, referred to as the Average Price, and (B) an additional number of shares of common stock equal to $20 per $1,000 principal of notes divided by the Average Price.

Notwithstanding the foregoing, in no event will the maximum conversion rate exceed           per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

To the extent the Average Price is not one of the stock prices and/or the proposed redemption date is not one of the effective dates set forth on the table under “Additional shares,” relevant adjustments shall be made in the same manner as indicated in the paragraphs beneath the table under “Additional shares.”

Repurchase of Notes by Us at Option of Holder upon a Fundamental Change

Except as provided below, if a fundamental change, as defined below, occurs, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its notes or any portion of those notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest, including additional amounts, if any, on the notes to but not including the fundamental change repurchase date. If the fundamental change repurchase date is on a date that is after a record date and on or before the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the person to whom principal is payable.

Within 15 calendar days after the occurrence of a fundamental change, we are required to give notice to each holder and the trustee of such occurrence and of each holder’s resulting repurchase right and the procedures that each holder must follow to require us to repurchase its notes as described below. In addition to providing such notice, we will issue a press release at such time. The fundamental change repurchase date specified by us will be 30 calendar days after the date on which we give this notice.

The fundamental change repurchase notice given by a holder electing to require us to repurchase its notes will be given so as to be received by the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date and must state:

•	if certificated notes have been issued, the certificate numbers of the holder’s notes to be delivered for repurchase or, if the notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture.

A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the principal amount at maturity of notes being withdrawn;

•	if certificated notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred at such time after the original issuance of the notes as:

(1)  a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors; or

(2)  the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

(3)  a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, or any other transaction pursuant to which all or substantially all of our common stock is exchanged for or converted into cash, securities or other property, in each case other than:

•	any transaction:

(i)  that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; or

(ii)  pursuant to which holders of our capital stock immediately before the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding common stock, if at all, solely into common stock or ordinary shares or common equity interests of the surviving entity or a direct or indirect parent of the surviving entity; or

•	any consolidation, merger, conveyance, transfer, sale, lease or other disposition with or into or to or among any of our subsidiaries, so long as such merger, consolidation, conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person (other than one or more of our subsidiaries); or

(4)  a termination of trading.

A “continuing director” means a director who either was a member of our board of directors on the date of original issuance of the notes or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) at any time is not listed for trading on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or other U.S. national securities exchange.

The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our properties and assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our properties and assets may be uncertain.

Notwithstanding the foregoing, a holder will not have the right to require us to repurchase its notes upon a fundamental change described in clause (3) above if more than 90% of the consideration in the transaction or transactions consists of common stock traded or to be traded immediately following the change of control on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or another U.S. national securities exchange and, as a result of the transaction or transactions, the notes become convertible into that common stock (and any rights attached thereto).

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent required at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those notes will cease to be outstanding, and interest, including additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holders will terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer of the notes or delivery of the notes.

The term “fundamental change” is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Our ability to repurchase notes for cash upon the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise.

The fundamental change purchase feature of the notes may in certain circumstances make it more difficult or discourage a takeover of our company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a term frequently contained in securities similar to the notes.

Merger or Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all our assets to another person, unless:

•	the resulting, surviving, transferee or lessee person (the “successor company”) will be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•	immediately after giving effect to such transaction, no default under the indenture will have occurred and be continuing; and

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture.

The successor company will succeed to, and be substituted for, and may exercise every right and power of us under, the indenture, however, in the case of a conveyance, transfer or lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

Events of Default; Notice and Waiver

The following will constitute defaults under the indenture, subject to any additional limitations, qualifications and cure periods included in the indenture:

•	a default in the payment of principal of the notes when due at maturity, upon repurchase, redemption or otherwise;

•	a default in the payment of any interest, including additional amounts, if any, on the notes when due and such failure continues for a period of 30 days past the applicable due date;

•	we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•	a default in our obligation to deliver the settlement amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any notes;

•	the failure by us to comply with our obligation to repurchase the notes at the option of a holder upon a fundamental change as required by the indenture or on any other repurchase date;

•	the failure by us to perform or observe any of our other covenants or warranties in the indenture or in the notes for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•	the failure by us to make any payment by the end of any applicable grace period after maturity or acceleration of indebtedness for borrowed money of us or our significant subsidiaries in an amount in excess of $15 million and continuance of such failure;

•	the failure by us or any of our significant subsidiaries to pay final judgments aggregating in excess of $15 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason (other than in accordance with the terms of that guarantee and the indenture) to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, denies or disaffirms its obligations under its guarantee; and

•	certain events of bankruptcy, insolvency and reorganization of us or any of our significant subsidiaries.

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must, except as provided below, mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default, except defaults in non-payment of principal or interest (including additional amounts, if any) on the notes. The trustee must, however, consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest, including additional amounts, if any, on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization as described above, the principal and accrued and unpaid interest, including additional amounts, if any, on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

Notwithstanding the foregoing, the indenture for the notes provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure by us to file any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 120 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes equal to 0.25% per annum of the principal amount of the notes. If we so elect, these additional amounts will be payable in the same manner and on the same dates as the stated interest payable on the notes. These additional amounts will accrue on all outstanding notes from and including the date on which such event of default first occurs to but not including the 120th day thereafter (or such earlier date on which such event of default shall have been cured or waived). On such 120th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 120th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes if any other event of default occurs. If we do not elect to pay the additional amounts upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

In order to elect to pay the additional amounts as the sole remedy during the first 120 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election. If we fail to timely give such notice or pay the additional amounts, the notes will be subject immediately to acceleration as provided above.

The holders of a majority in aggregate principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Before taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking the action.

The holders of a majority in aggregate principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest, including additional amounts, if any, a failure to convert any notes into common stock, a default arising from our failure to repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest, including additional amounts, if any, on the notes, unless:

•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the holders of a majority in aggregate principal amount of outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within a 60 day period; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.

Legal Defeasance and Covenant Defeasance

The notes will not be subject to any defeasance provisions under the indenture.

Amendment and Modification

Except as provided below, the consent of the holders of a majority in aggregate principal amount of the outstanding notes (voting as a single class) is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity of any note;

•	reduce the rate or extend the time for payment of interest, including additional amounts, if any, on any note;

•	reduce any amount payable upon repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be repurchased;

•	impair the right of a holder to institute suit for payment on any note;

•	change the currency in which any note is payable;

•	impair the right of a holder to convert any note or reduce the number of shares of common stock or any other property receivable upon conversion;

•	reduce the quorum or voting requirements under the indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the indenture.

We and the trustee may modify certain provisions of the indenture without the consent of the holders of the notes, including to:

•	add guarantees with respect to the notes or secure the notes;

•	remove guarantees with respect to the notes as provided in the indenture;

•	eliminate our right to elect to satisfy our conversion obligations entirely in shares of our common stock as described under “— Conversion Rights — Payment upon Conversion — Settlement in Shares”;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	surrender any of our rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity, manifest error or defect;

•	cure any omission or correct any inconsistency in the indenture, provided that the rights of the holders are not adversely affected in any material respect;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	establish the forms or terms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•	provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal

Revenue Code of 1986, as amended (the “Code”), or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

•	conform the indenture and the form or terms of the notes to the “Description of Notes” as set forth in this prospectus; and

•	make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including additional amounts, if any) payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

We have appointed The Bank of New York Trust Company N.A., the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

Except as otherwise described herein, notices to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

Governing Law

The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

The notes will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000. Holders may present notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

Payment and Paying Agent

We will maintain an office or agent where we will pay the principal on the notes, and a holder may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee.

Payments on the notes represented by the global note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

Book-Entry Delivery and Settlement

We will issue the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•	Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

We are providing the following descriptions of the operations and procedures of DTC to the holders solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and each holder is urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	Upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes.

•	Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

Notes represented by a global note will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing.

Neither we, nor the trustee, will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

DESCRIPTION OF THE CONVERTIBLE NOTE HEDGE AND WARRANT TRANSACTIONS

In connection with the offering of the notes, we intend to enter into privately negotiated convertible note hedge transactions with one or more affiliates of the underwriters (which we refer to collectively as the hedge participants) that we expect will reduce the potential dilution to our common stock upon any conversion of the notes. We also intend to enter into warrant transactions with the hedge participants with respect to our common stock pursuant to which we may issue shares of our common stock. In connection with these transactions, we expect to use a portion of the net proceeds from this offering to pay the net cost of the convertible note hedge and warrant transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions, and we would also expect to enter into additional warrant transactions.

In connection with hedging these transactions, the hedge participants or their affiliates may enter into various derivative transactions with respect to our common stock at, and possibly after, the pricing of the notes and may unwind such derivative transactions, enter into other derivative transactions and purchase and sell our common stock in secondary market transactions following the pricing of the notes. These activities could have the effect of increasing the price of our common stock before and possibly after the pricing of the notes.

The hedge participants or their affiliates are likely to modify their hedge positions from time to time before conversion or maturity of the notes by purchasing and selling shares of our common stock, other of our securities or other instruments they may wish to use in connection with such hedging and entering into or unwinding various derivative transactions with respect to our common stock (and are likely to do so (1) during any cash settlement averaging period related to a conversion of notes and (2) if we have elected to satisfy our conversion obligations entirely in shares of our common stock, during (a) the 40 trading-day period beginning on the 42nd scheduled trading day before the maturity date if the related conversion date is on or after April 15, 2012 or (b) the 40 trading-day period beginning on and including the third scheduled trading day after the conversion date if the related conversion date is before April 15, 2012). The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the notes and, as a result, the conversion value you will receive upon conversion of the notes and, under certain circumstances, your ability to convert notes.

For a discussion of the potential impact of any market or other activity by the counterparty (and/or its affiliates) in connection with these convertible note hedge and warrant transactions, see “Underwriting — Conflicts/Affiliates” and “Risk Factors — Risks Related to the Offering — The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.”

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

Our authorized capital stock includes 280,000,000 shares of common stock, par value $0.16 2/3 per share, of which 111,659,306 shares were outstanding as of June 21, 2007.

Holders of common stock may not cumulate their votes in elections of directors, and holders have no preemptive rights to acquire any shares of our capital stock or any securities convertible into or exchangeable for any such shares. Holders of common stock may vote one vote for each share held on all matters voted upon by our stockholders, including the election of our directors.

Subject to the rights of any then outstanding shares of preferred stock, the holders of common stock may receive such dividends as our board of directors may declare in its discretion out of legally available funds. No dividends have been paid on our common stock since February 1987. Our existing credit agreement and the indentures governing our 9.625% senior notes and our senior floating rate notes contain provisions that restrict the payment of dividends. We have no present intention to pay dividends on our common stock in the foreseeable future.

Holders of common stock will share equally in our assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities.

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Preferred Stock

Our authorized capital stock includes 1,942,000 shares of preferred stock, par value $1.00 per share, none of which were outstanding as of June 21, 2007. Holders of preferred stock may not cumulate their votes in elections of directors, and holders have no preemptive rights to acquire any shares of our capital stock or any securities convertible into or exchangeable for any such shares.

We may issue preferred stock from time to time in one or more series. Subject to the provisions of our Restated Certificate of Incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock constituting any series, to fix the number of shares of the series and to establish the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion or exchange rights and liquidation preferences of the shares of the series, in each case without any further action or vote by our stockholders.

Generally, holders of preferred stock may vote one vote for each share held on all matters voted upon by our stockholders, including the election of our directors, and holders of all series of preferred stock will vote together with holders of common stock as one class. If dividends on preferred stock are in arrears for six quarters or a sinking fund obligation with respect to the preferred stock has been in default for one year, then, at any ensuing annual meeting of our stockholders, holders of preferred stock, voting separately as a class without regard to series, may elect two directors. This special voting right will continue until all dividend arrearages and sinking fund defaults have been cured, and while this special voting right persists, holders of preferred stock will be entitled to participate with holders of common stock in the election of any other directors.

A vote of the holders of at least two-thirds of the preferred stock then outstanding, acting as a class without regard to series, is required to approve any amendment to our Restated Certificate of Incorporation altering materially any existing provision of the preferred stock.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of a new series of preferred stock may adversely affect the rights of the holders of our common stock. For example, any new series of preferred stock issued will rank prior to our common stock as to dividend rights, liquidation preference or both and may be convertible into shares of common stock. As a result, the issuance of shares of a new series of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Anti-takeover Provisions

Certain provisions in our Corrected Restated Certificate of Incorporation and By-Laws and our stockholders’ rights plan may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

Classified Board of Directors and Limitations on Stockholder Actions

Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. Any stockholder wishing to submit a nomination to the board of directors must follow certain procedures outlined in our By-Laws. In addition, our By-Laws require written application by the holders of 75% of our outstanding voting stock to call a special stockholders’ meeting.

Business Combinations under Delaware Law

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prevents a person who owns 15% or more of our outstanding voting stock (an “interested stockholder”) from engaging in a merger or other specified business combination with us for three years following the date that the person became an interested stockholder. These restrictions do not apply if:

•	before the person became an interested stockholder, our board of directors approved either the transaction in which the interested stockholder became an interested stockholder or the business combination;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock that was outstanding at the time the transaction commenced; or

•	following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

Stockholders’ Rights Plan

Our board of directors has adopted a stockholders’ rights plan (the “Rights Plan”). Under the Rights Plan, each Right entitles the registered holder under the circumstances described below to purchase from us one one-thousandth of a share of our Junior Participating Preferred Stock (the “Preferred Shares”) at a price of $30 per one one-thousandth of a preferred share (the “Purchase Price”), subject to adjustment. The following is a summary of certain terms of the Rights Plan. The Rights Plan is filed as an exhibit to the registration statement of which this prospectus is a part and this summary is qualified by reference to the specific terms of the Rights Plan.

Until the Distribution Date (as defined below), the Rights attach to all common stock certificates representing outstanding shares. No separate certificates evidencing the Rights (“Rights Certificates”) will be distributed. A Right is issued for each share of common stock issued. The Rights will separate from the common stock and a Distribution Date will occur upon the earlier of:

•	10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of our outstanding Voting Shares (as defined in the Rights Agreement), or

•	10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the person or group beneficially owning 15% or more of our outstanding Voting Shares.

Until the Distribution Date or the earlier of redemption or expiration of the Rights, the Rights are evidenced by the certificates representing the common stock. As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

The Rights are not exercisable until the Distribution Date. The rights will expire on June 30, 2008 (the “Final Expiration Date”), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged.

If a person or group acquires 15% or more of our Voting Shares, each Right then outstanding (other than Rights beneficially owned by the Acquiring Persons which would become null and void) becomes a right to buy that number of shares of common stock (or under certain circumstances, the equivalent number of one one-thousandths of a Preferred Share) that at the time of such acquisition has a market value of two times the Purchase Price of the Right.

If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise of the Right at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction has a market value of two times the Purchase Price of the Right.

The dividend and liquidation rights, and the non-redemption feature, of the Preferred Shares are designed so that the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right will approximate the value of one share of common stock. The Preferred Shares issuable upon exercise of the Rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole Preferred Share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (a) $1.00 in cash, or (b) in the aggregate, 1,000 times the dividend declared on the common stock. In the event of liquidation, the holders of Preferred Shares may receive a preferential liquidation payment equal to the greater of (a) $1,000 per share, or (b) in the aggregate, 1,000 times the payment made on the shares of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole Preferred Share will be entitled to receive 1,000 times the amount received per share of common stock. Each whole Preferred Share will be entitled to 1,000 votes on all matters submitted to a vote of our stockholders, and Preferred Shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our stockholders.

The number of outstanding Rights and the number of one one-thousandths of a Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, may be adjusted from time to time to prevent dilution.

At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of our outstanding Voting Shares and before a person or group acquires beneficial ownership of 50% or more of our outstanding Voting Shares, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one share of common stock (or one one-thousandth of a Preferred Share) for each Right, subject to adjustment.

At any time prior to the first public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding Voting Shares, our Board of Directors may redeem all but not less than all the then outstanding Rights at a price of $0.01 per Right (the “Redemption Price”). The Redemption of the rights may be made effective at such time, on such basis and with such conditions as our Board of Directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering Redemption of the rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary of U.S. federal income tax considerations set forth in this prospectus was written to support the promotion and marketing of the notes. This summary is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any tax-related penalties that may be imposed on such person. Each person considering an investment in the notes should seek advice based on such person’s particular circumstances from an independent tax advisor.

* * * * *

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and of the common stock into which the notes may be converted. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the notes, and does not address certain tax rules that are generally assumed to be understood by investors. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, referred to in this prospectus as the “Code,” existing and proposed Treasury Regulations, administrative rulings and judicial decisions, all as of the date of this prospectus and all subject to change or differing interpretations, possibly with retroactive effect. This summary is limited to beneficial owners of notes that will hold the notes and the common stock into which the notes may be converted as capital assets within the meaning of Section 1221 of the Code.

This summary does not address the tax consequences to investors that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, insurance companies, tax-exempt entities, brokers and dealers in securities or currencies, traders in securities that elect to use mark-to-market method of accounting, persons that hold the notes in a “straddle” or as part of a “hedging,” “conversion” or constructive sale transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, and persons who have ceased to be citizens or residents of the United States. Further, we do not address:

•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is an owner of the notes or our common stock;

•	the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the notes or our common stock; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of the notes or our common stock.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a note or share of our common stock for U.S. federal income tax purposes and you are:

•	a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or of any state thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (or, if certain other conditions are met and you have elected to continue to be treated as a U.S. trust).

A non-U.S. holder is a beneficial owner of a note or share of our common stock that is not a U.S. holder.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes owns notes or shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are a partnership investing in notes or shares of our common stock (or if you are a partner in such partnership), you are urged to consult your own tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes and the shares of our common stock.

This summary is not binding on the Internal Revenue Service, referred to in this prospectus as the “IRS.” We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court. If you are considering purchasing the notes, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Tax Consequences to U.S. Holders

This subsection describes material U.S. federal income tax consequences to a U.S. holder. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “ — Tax Consequences to Non-U.S. Holders” below.

Payments of Interest

It is expected, and therefore this discussion assumes, that the notes will be treated as issued without original issue discount (“OID”) for federal income tax purposes. Accordingly, you will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, according to your method of tax accounting. However, your notes will be issued with OID if their principal amount exceeds their issue price by more than a de minimis amount. If your notes have OID, you will be required to include all OID in income over the term of the notes as it accrues in accordance with a constant yield-to-maturity method, regardless of whether you are a cash or accrual-method taxpayer. Accordingly, you could be treated as receiving interest income without a corresponding receipt of cash. Your aggregate tax basis in your notes would be increased by any OID that you include in income. In compliance with applicable Treasury Regulations, we will furnish annually to you and to the IRS information with respect to the amount of accrued OID, if any.

Market Discount

If you acquire a note, other than at original issue, at a cost less than the note’s principal amount, the amount of this difference will be treated as market discount for U.S. federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on the note and any gain realized on disposition of a note as ordinary income to the extent of the accrued market discount not previously included in income. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note as of the time of acquisition or, at your election, under a constant-yield method. If such an election is made, it will apply only to the note with respect to which it is made and cannot be revoked.

If you acquire a note at a market discount, you may also elect to include market discount in income over the remaining term of the note. Once made, this election applies to all market discount obligations acquired by you on or after the first taxable year to which the election applies and cannot be revoked without the consent of the IRS. Your tax basis in a note will be increased by any amount of market discount that was previously included in your income. If you acquire a note at a market discount and do not elect to include accrued market discount in income over the remaining term of the note, you may be required to defer until maturity or a taxable disposition of the note your deduction of a portion of the interest on any indebtedness you incur or maintain to purchase or to carry the note.

Upon a conversion of a note into our common stock, any accrued market discount on the note not previously included in income will be carried over to the common stock received upon conversion of the note, and any gain recognized upon the disposition of the common stock will be treated as ordinary income to the extent of this carried- over accrued market discount. If you receive a combination of cash and stock upon exercise of your conversion right, you will recognize all or a portion of the accrued market discount at that time, depending on the amount of cash you receive.

Amortizable Bond Premium

If you acquire a note, other than at original issuance, at a cost greater than its principal amount, you generally will be considered to have acquired the note with amortizable bond premium for U.S. federal income tax purposes, except to the extent the excess is attributable to the note’s conversion feature. The amount attributable to the conversion feature of a note may be determined under any reasonable method, including by comparing the note’s purchase price to the market price of a similar note without a conversion feature.

You may elect to amortize bond premium from the acquisition date to the note’s maturity date under a constant-yield method. The amount amortized in any taxable year generally is treated as an offset to interest income on the note and not as a separate deduction. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. Once made, this election applies to all debt obligations owned or subsequently acquired by you on or after the first day of the first taxable year to which the election applies, and cannot be revoked without the consent of the IRS. If you do not make an election to amortize bond premium, you will be required to include all amounts of interest as income, and the premium will either reduce the gain or increase the loss you recognize upon the taxable disposition of the note.

Sale, Exchange, Redemption or Repurchase of the Notes

Except as set forth above under “ — Market Discount” or below under “— Conversion of the Notes,” you will generally recognize gain or loss upon the sale, exchange, redemption or repurchase of a note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received and (2) your adjusted tax basis in the note. Any gain or loss you recognize generally will be treated as a capital gain or loss (except to the extent the amount received is attributable to accrued unpaid interest not previously included in income, which will be taxable as ordinary interest income). The capital gain or loss will be long term if your holding period is more than one year at the time of sale, exchange, redemption or repurchase and will be short-term if your holding period is one year or less. The deductibility of capital losses is subject to certain limitations.

Conversion of the Notes

You generally will not recognize any income, gain or loss upon conversion of the notes solely into our common stock (other than cash received in lieu of a fractional share and in respect of accrued interest) except to the extent any portion of the common stock is attributable to accrued interest not previously included in income (which will be taxable as ordinary income) and except with respect to cash received in lieu of a fractional share of our common stock (which generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and your adjusted tax basis in the fractional share). Your tax basis in the common stock received on conversion of a note will be the same as your adjusted tax basis in the note at the time of conversion (reduced by any basis allocable to a fractional share) except that your tax basis in any common stock received with respect to accrued interest on a note not previously included in income will equal the fair market value of such common stock on the date received. Your holding period for the common stock received on conversion will generally include your holding period for the note converted, except that the holding period for any common stock received with respect to accrued interest on a note not previously included in income will commence on the day immediately following the date of receipt.

If we satisfy the conversion option in part cash and part common shares, the U.S. federal income tax treatment will depend upon whether the conversion is characterized as a recapitalization or as in part a conversion and in part a redemption of the notes.

If the conversion of the notes is characterized as a recapitalization, you will recognize as taxable income any gain realized in the conversion to the extent of the cash received (excluding amounts of shares allocable to interest, which will be taxable as ordinary income if not previously included in your income, and cash received in lieu of a fractional common share), but no loss will be recognized on such conversion. Your tax basis in the common shares received on conversion (other than shares received in respect of interest) will equal your tax basis in the converted note (reduced by any tax basis allocable to a fractional common share), plus the amount of taxable gain recognized on the conversion. Your holding period for the common shares received will include the holding period for the converted note (except for any common shares received allocable to accrued but unpaid interest, which will have a holding period beginning on the day after receipt). Cash received in lieu of a fractional common share upon conversion of the notes will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional common share generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and your adjusted tax basis allocable to the fractional share.

If the conversion of the notes is instead treated as in part a conversion into common shares and in part a payment in redemption of the notes, your treatment with respect to the portion of a note considered to be converted into common shares (excluding shares allocable to interest, which will be taxable as ordinary income if not previously included in your income, and cash received in lieu of a fractional common share) will be as described above. Cash received in lieu of a fractional common share upon conversion of a note will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional common share generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and your adjusted tax basis allocable to the fractional share. The cash received with respect to the portion of the note considered to be redeemed would likely be treated as received in redemption of such portion. In that event, you would generally recognize gain or loss equal to the difference between the amount of cash received (excluding amounts allocable to interest, which will be taxable as ordinary income if not previously included in your income) and your adjusted tax basis allocable to such portion of the note exchanged therefor.

Alternatively, in the event that we satisfy the conversion obligation entirely in cash, you will recognize gain or loss equal to the difference between the proceeds received by you (excluding amounts attributable to accrued but unpaid interest which will be taxable as ordinary income if not previously included in your income) and your adjusted tax basis in the note. See “ — Sale, Exchange, Redemption or Repurchase of the Notes” above.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances, such as a stock split or stock dividend, a distribution of cash or other assets to our stockholders (including certain self-tender transactions), and certain transactions that constitute a fundamental change. See “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a note owner’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to the note owner. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interests of the note owners, however, will generally not be considered to result in a deemed distribution. Conversion rate adjustments arising from a stock split or a stock dividend are generally considered to be pursuant to a bona fide reasonable adjustment formula and thus will not give rise to a deemed dividend. However, certain of the possible conversion rate adjustments (generally including adjustments to the conversion rate to compensate holders for distributions of cash or property to our stockholders) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If those kinds of adjustments are made, the note owners will be deemed to have received a distribution even though they will not have received any cash or property as a result of such adjustments. Conversely, if an event occurs that increases the interests of note owners and the conversion rate is not adjusted, the resulting increase in the proportionate interests of note owners could be treated as a taxable stock dividend to them.

Constructive distributions to note owners or stockholders will result in dividend income to them to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) at that time, with any excess treated as a nontaxable return of capital or as capital gain as more fully described in “ — Taxation of Distributions on Our Common Stock” below. It is not clear whether any such constructive dividend would be eligible for the preferential rates of U.S. federal income tax currently applicable to certain dividends received by non-corporate holders or whether a corporate holder would be entitled to claim the dividends-received deduction with respect to such a constructive dividend. Any taxable constructive stock dividends resulting from a change to, or a failure to change, the conversion rate would in other respects be treated in the same manner as dividends paid in cash or other property. Investors should carefully review the conversion rate adjustment provisions and consult their tax advisors with respect to the tax consequences of any such adjustment, including any potential consequences of a taxable stock dividend to basis and holding period.

Taxation of Distributions on Our Common Stock

After you convert a note into our common stock, any distributions you receive in respect of our common stock will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) at that time, then as a tax-free return of capital to the extent of your tax basis in the shares of our common stock, and thereafter as capital gain from the sale or exchange of the stock. Dividends received by a corporate U.S. shareholder will be eligible for the dividends-received deduction if the shareholder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. shareholder will qualify for taxation at reduced rates (effective for tax years beginning before January 1, 2011) if the holder meets certain holding period and other applicable requirements.

Sale, Exchange or Other Disposition of Our Common Stock

Upon a sale, exchange or other disposition of shares of our common stock, you will generally recognize capital gain or loss in an amount equal to the difference between (1) the cash proceeds and the fair market value of any property received on the sale, exchange or other disposition and (2) your adjusted tax basis in the shares of our common stock. The gain or loss will be long-term capital gain or loss if your holding period for the common stock is more than one year at the time of sale, exchange or other disposition and will be short term if your holding period is one year or less. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This subsection describes material U.S. federal income tax consequences to a non-U.S. holder. If you are not a non-U.S. holder, this subsection does not apply to you and you should refer to “— Tax Consequences to U.S. Holders” above.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” or, in certain circumstances, individuals who are U.S. expatriates. If you are a non-U.S. holder that falls within any of the foregoing categories, you should consult your own tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to you. Further, this summary does not address all of the special rules that may be applicable to foreign partnerships or partnerships with foreign partners. If you are a partnership holding notes or shares of our common stock, you are urged to consult your own tax advisor concerning the tax, withholding and reporting rules that may apply to you.

Payments with Respect to the Notes

Subject to the discussion below under “— Constructive Dividends,” if you are a non-U.S. holder, all payments of principal or interest (including additional amounts, if any) made to you on the notes, and any gain realized on a sale, exchange, conversion, redemption or repurchase of the notes, will be exempt from U.S. federal income and withholding tax, provided that:

•	you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a bank whose receipt of interest on a note is described in Section 88l(c)(3)(A) of the Code;

•	you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (2) you hold your notes through certain qualified foreign intermediaries and you satisfy the certification requirements of applicable Treasury Regulations; and

•	in the case of a sale, exchange, conversion, redemption or repurchase of the notes:

•	if you are an individual non-U.S. holder, you are present in the United States for less than 183 days in the taxable year of disposition; and

•	your holding of the notes is not effectively connected with the conduct of a trade or business in the United States.

If you cannot satisfy the requirements described above with respect to interest payments, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, and, if a tax treaty applies, are attributable to a U.S. permanent establishment.

If you are engaged in a trade or business in the United States and interest on a note or gain recognized on the sale, exchange, conversion, repurchase or redemption of the note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax (but not the 30% withholding tax if you provide a Form W-8ECI as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, any such interest or gain will be included in the earnings and profits of a foreign corporation. An individual non-U.S. holder who is in the United States for more than 183 days in the taxable year in which the note is sold, exchanged, redeemed or repurchased, and meets certain other conditions, will be subject to a flat 30% U.S. federal income tax on any gain recognized on such a disposition, which gain may be offset by such a person’s U.S.-source capital losses, if any.

Constructive Dividends

Under certain circumstances, a non-U.S. holder may be deemed to have received a constructive dividend resulting from certain adjustments, or failure to make adjustments, to the number of shares of our common stock to be issued upon conversion. Any constructive dividend deemed paid to a non-U.S. holder will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS Form W-8BEN, as discussed above. It is possible that U.S. federal tax on the constructive dividend would be withheld from interest paid to the non-U.S. holder of the notes. Non-U.S. holders who are subject to withholding tax under such circumstances should consult their own tax advisors as to whether they can obtain a refund for all or a portion of the withholding tax.

Payments on Common Stock

Any dividends paid to a non-U.S. holder with respect to the shares of our common stock will generally be subject to withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such a person’s conduct of a trade or business within the United States, and, if a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, as the case may be. Certain certification and disclosure requirements, such as the provision of IRS Form W-8ECI, as discussed above, must be complied with for such “effectively connected” income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS Form W-8BEN, as discussed above. Alternatively, if you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition of Shares of Common Stock

Any gain recognized upon the sale, exchange or other disposition of a share of our common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States or where a tax treaty applies, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

An individual non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on a net income basis under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by the individual’s U.S.-source capital losses, if any. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain on a net-income basis under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

If you are a U.S. holder of notes or shares of our common stock, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of a note or share of our common stock made to you, unless you are an exempt recipient such as a corporation. If you fail to supply your correct taxpayer identification number, underreport your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the IRS may require us to backup withhold U.S. federal income tax at the rate set by Section 3406 of the Code (currently 28%) from those payments.

In general, if you are a non-U.S. holder, you will not be subject to backup withholding and information reporting with respect to payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the certification that you are not a U.S. person as described under “— Tax Consequences to Non-U.S. Holders — Payments with Respect to the Notes.” In addition, if you are a non-U.S. holder, you generally will be subject to backup withholding and information reporting with respect to the proceeds of the sale of a note or share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the payor receives the certification that you are not a U.S. person as described above under “— Tax Consequences to Non-U.S. Holders — Payments with Respect to the Notes” and does not have actual knowledge or reason to know that you are a U.S. person, as defined in the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

UNDERWRITING

We are offering the notes described in this prospectus through a number of underwriters. Banc of America Securities LLC is the representative of the underwriters. We have entered into a firm commitment underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the principal amount of notes listed next to its name in the following table:

Principal Amount
Underwriters	of Notes

Banc of America Securities LLC	$
Deutsche Bank Securities Inc.
Lehman Brothers Inc.

Total	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

The underwriters initially will offer the notes to the public at the price specified on the cover page of this prospectus and to selected dealers at that price less a concession of not more than     % of the principal amount of notes. The underwriters may also allow, and those dealers may re-allow, a concession of not more than     % of the principal amount of notes to some other dealers. If all the notes are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. The notes are offered subject to a number of conditions, including:

•	receipt and acceptance of the notes by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Option to Purchase Additional Notes.  We have granted the underwriters an over-allotment option to purchase up to $10,000,000 aggregate principal amount of additional notes at the same price per note as they are paying for the notes shown in the table above. These additional notes would cover sales by the underwriters which exceed the total number of notes shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional notes from us in approximately the same proportion as it purchased the notes shown in the table above. We will pay the expenses associated with the exercise of the option.

Discount and Commissions.  The following table shows the per note and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming no exercise and full exercise of the underwriters’ over-allotment option to purchase additional notes.

We estimate that the expenses of the offering to be paid by us, not including underwriting discounts and commissions, will be approximately $430,000.

Paid by Us
	No Exercise		Full Exercise

Per Note		%		%
Total	$		$

Listing.  The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Stabilization.  In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of the notes, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress. Stabilizing transactions may include making short sales of the notes, which involves the sale by the underwriters of a greater number of notes than they are required to purchase in this offering, and purchasing notes from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option to purchase additional notes referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their over-allotment option to purchase additional notes, in whole or in part, or by purchasing notes in the open market. In making this determination, the underwriters will consider, among other things, the price of notes available for purchase in the open market compared to the price at which the underwriters may purchase additional notes as referred to above.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase notes in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result of these activities, the price of the notes may be higher than the price that otherwise might exist in the open market. If the underwriters commence the activities, they may discontinue them at any time.

Lock-up Agreements.  We, our directors and executive officers, and certain of our existing stockholders and have entered into lock-up agreements with the underwriters. Under these agreements, subject to exceptions, we may not issue any new shares of common stock, and those holders of stock may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock, or publicly announce the intention to do any of the foregoing, without the prior written consent of Banc of America Securities LLC for a period of 90 days in our case and 45 days in the case of our directors and executive officers from the date of this prospectus. This consent may be given at any time without public notice. In addition, during these lock-up periods, we have also agreed not to file any registration statement for, and each of our officers and stockholders has agreed not to make any demand for, or exercise any right of, the registration of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Banc of America Securities LLC.

Indemnification.  We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Selling Restrictions.  Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the prospectus.

European Economic Area.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of the notes to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no notes have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the notes has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any notes acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

The underwriters severally acknowledge and agree that:

(i)  it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(ii)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(iii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of notes has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, has represented and agreed that the notes may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the notes be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the notes or distribution of copies of the prospectus or any other document relating to the notes in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the notes in the offering is solely responsible for ensuring that any offer or resale of the notes it purchased in the offering occurs in compliance with applicable laws and regulations.

The prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive, the provisions under the heading “European Economic Area” above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Online Offering.  A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering. Other than the prospectus in electronic format, the information on any such website, or accessible through any such website, is not part of the prospectus. The representative may agree to allocate a number of notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make Internet distributions on the same basis as other allocations.

Conflicts/Affiliates.  The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which services they have received, and may in the future receive, customary fees. Certain of the underwriters or their affiliates are lenders and agents under our senior secured credit facility.

In connection with the offering of the notes, we intend to enter into a convertible note hedge transaction with one or more affiliates of the underwriters. We also intend to enter into a warrant transaction with such parties. These transactions are expected to reduce the potential dilution upon conversion of the notes and, from our perspective, increase the effective conversion price of the notes. We intend to use $      million of the net proceeds of this offering to pay the net cost of the convertible note hedge and warrant transactions. If the underwriters exercise their over-allotment option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible bond hedge and warrant transactions.

In connection with hedging these transactions, one or more affiliates of the underwriters:

•	may enter into various derivative transactions with respect to our common stock concurrently with and shortly after the pricing of the notes; and

•	may enter into, or may unwind, various derivatives and/or purchase or sell our common stock in secondary market transactions following the pricing of the notes (including during any cash settlement averaging period related to a conversion of notes).

These activities could impact the price of our common stock and the notes.

VALIDITY OF THE SECURITIES

The validity of the securities offered by this prospectus will be passed upon for Parker Drilling Company by Bracewell & Giuliani LLP, Houston, Texas. Certain legal matters with respect to the securities offered by this prospectus will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$115,000,000

% Convertible Senior Notes due 2012

PROSPECTUS
          , 2007

Banc of America Securities LLC
Deutsche Bank Securities
Lehman Brothers

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimates) to be incurred by Parker Drilling Company:

Amount to be paid

SEC registration fee	$3,838
Legal fees and expenses	140,000
Accounting fees and expenses	200,000
Printing fees	80,000
Miscellaneous	6,162

Total	$430,000

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The By-Laws of Parker Drilling Company contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Parker Drilling Company’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to Parker Drilling Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Parker Drilling Company has entered into indemnification agreements with certain of its officers and directors that provide for indemnification of such officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

Parker Drilling Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement
4	.1**	Form of Indenture for the Convertible Senior Notes due 2012 (including form of Note for the Convertible Senior Notes due 2012)
4.2		Rights Agreement, dated as of July 14, 1998, between Parker Drilling Company and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit I to the Company’s Registration Statement on Form 8-A dated January 19, 1999)
4.3		Amendment No. 1 to the Rights Agreement dated as of September 22, 1998 (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (Registration No. 333-36498) dated May 8, 2000)
4.4		Indenture dated as of October 10, 2003, between Parker Drilling Company, as issuer, certain Subsidiary Guarantors (as defined therein) and JPMorgan Chase Bank, as Trustee, respecting the 9.625% Senior Notes due 2013 (incorporated by reference to the Company’s Registration Statement on Form S-4 (Registration No. 333-110374) dated November 10, 2003)
4.5		First Supplemental Indenture dated as of November 8, 2006, between Parker Drilling Company and the Subsidiary Guarantors and the Bank of New York Trust Company, N.A., as Trustee, respecting the 9.625% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.3 to the Company’s Form 10-Q for the quarter ended September 30, 2006)
4.6		Indenture dated as of September 2, 2004, between Parker Drilling Company and JP Morgan Chase Bank, as trustee, respecting the $150.0 million Senior Floating Rate Notes due 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, dated September 7, 2004)
4.7		First Supplemental Indenture dated as of November 8, 2006, between Parker Drilling Company and the Subsidiary Guarantors and the Bank of New York Trust Company, N.A., as Trustee, respecting the Floating Rate Notes due 2010 (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-Q for the quarter ended September 30, 2006)
4.8		Credit Agreement dated as of December 20, 2004 among Parker Drilling Company, certain banks parties thereto as lenders, Lehman Brothers, Inc., as the arranger, Bank of America N.A., as the syndication agent and Lehman Commercial Paper, Inc., as administrative agent, respecting the $40.0 million credit agreement that expires December 20, 2007 (incorporated by reference to Exhibit 99 to the Company’s Form 8-K, dated December 27, 2004)
4.9		First Amendment to the Credit Agreement dated December 20, 2004 among Parker Drilling Company, as Borrower, the Several Lenders Parties thereto, Lehman Brothers, Inc., as Sole Advisor, Sole Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Syndication Agent and Lehman Commercial Paper, Inc., as Administrative Agent dated March 1, 2006, (incorporated by reference to Exhibit 4(i) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005)
4.10		Second Amendment to the Credit Agreement dated December 20, 2004 among Parker Drilling Company, as Borrower, the Several Lenders Parties thereto, Lehman Brothers, Inc., as Sole Advisor, Sole Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Syndication Agent and Lehman Commercial Paper, Inc., as Administrative Agent dated February 9, 2007 (incorporated by reference to Exhibit 10(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)
4.11		Form of stock certificate for the common stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-04779) dated June 11, 1996)
5	.1**	Validity Opinion of Bracewell & Giuliani LLP
5	.2**	Opinion of General Counsel of Parker Drilling Company
5	.3**	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
5	.4**	Opinion of Kummer Kaempfer Bonner & Renshaw
12	.1**	Statement regarding computation of ratios of earnings to fixed charges

Exhibit No.		Description

23	.1**	Consent of PricewaterhouseCoopers LLP
23	.2**	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1)
24	.1**	Powers of attorney (set forth on the signature pages hereto)
25	.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, N.A., as Trustee under the Indenture for the Convertible Senior Notes due
2012

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY

By:	/s/ W. Kirk Brassfield
Name: W. Kirk Brassfield

Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Robert L. Parker Jr. Robert L. Parker Jr.	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ James W. Whalen James W. Whalen	Vice Chairman of the Board and Director

/s/ W. Kirk Brassfield W. Kirk Brassfield	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Lynn G. Cullom Lynn G. Cullom	Controller (Principal Accounting Officer)

/s/ George J. Donnelly George J. Donnelly	Director

/s/ John W. Gibson, Jr. John W. Gibson, Jr.	Director

Signature	Title

/s/ Robert W. Goldman Robert W. Goldman	Director

/s/ Robert E. McKee III Robert E. McKee III	Director

/s/ Roger B. Plank Roger B. Plank	Director

/s/ R. Rudolph Reinfrank R. Rudolph Reinfrank	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

ANACHORETA, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Robert A. Wagner Robert A. Wagner	President and Director (Principal Accounting Officer)

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

CANADIAN RIG LEASING, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ John G. Williams John G. Williams	President and Director (Principal Executive Officer)

/s/ Robert A. Wagner Robert A. Wagner	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

CHOCTAW INTERNATIONAL RIG CORP.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and
Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Frank J. Husband Frank J. Husband	President and Director (Principal Executive Officer)

/s/ Robert A. Wagner Robert A. Wagner	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

CREEK INTERNATIONAL RIG CORP.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and
Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Frank J. Husband Frank J. Husband	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

DGH, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and
Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Bruce J. Korver Bruce J. Korver	President and Director (Principal Executive Officer)

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

INDOCORP OF OKLAHOMA, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Dennis A. Roper Dennis A. Roper	President (Principal Executive Officer)

/s/ Robert A. Wagner Robert A. Wagner	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARDRIL, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Bruce J. Korver Bruce J. Korver	President and Director (Principal Executive Officer)

/s/ Robert A. Wagner Robert A. Wagner	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER AVIATION, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Donald F. Rosenborough Donald F. Rosenborough	President and Director (Principal Executive Officer)

/s/ Robert A. Wagner Robert A. Wagner	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLEX, LLC

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Frank J. Husband Frank J. Husband	President (Principal Executive Officer)

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

* Robert L. Parker Jr.	Chairman, President and Chief Executive Officer and Director of Parker Drilling Company, the sole member of Universal Rig Services LLC, the sole member of Parker Drillex, LLC

* James W. Whalen	Vice Chairman of the Board and Director of Parker Drilling Company, the sole member of Universal Rig Services LLC, the sole member of Parker Drillex, LLC

* George J. Donnelly	Director of Parker Drilling Company, the sole member of Universal Rig Services LLC, the sole member of Parker Drillex, LLC

Signature	Title

* John W. Gibson, Jr.	Director of Parker Drilling Company, the sole member of Universal Rig Services LLC, the sole member of Parker Drillex, LLC

* Robert W. Goldman	Director of Parker Drilling Company, the sole member of Universal Rig Services LLC, the sole member of Parker Drillex, LLC

* Robert E. McKee III	Director of Parker Drilling Company, the sole member of Universal Rig Services LLC, the sole member of Parker Drillex, LLC

* Roger B. Plank	Director of Parker Drilling Company, the sole member of Universal Rig Services LLC, the sole member of Parker Drillex, LLC

* R. Rudolph Reinfrank	Director of Parker Drilling Company, the sole member of Universal Rig Services LLC, the sole member of Parker Drillex, LLC

* By: /s/ W. Kirk Brassfield W. Kirk Brassfield, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING (KAZAKSTAN), LLC

By:	PD Dutch Holdings C.V., its sole member

By:	Parker 5272, LLC, its general partner

By:	PD International Holdings C.V., its sole member

By:	Parker Rigsource, LLC, its managing general partner

By:	Parker Drilling Pacific Rim, Inc., its sole member

By:	/s/ David W. Tucker
Name: David W. Tucker
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President and Director of Parker Drilling Pacific Rim, Inc. (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Pacific Rim, Inc.

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director of Parker Drilling Pacific Rim, Inc. (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY EASTERN
HEMISPHERE, LTD.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Gregory L. Helmen Gregory L. Helmen	President (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ Robert A. Wagner Robert A. Wagner	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY INTERNATIONAL, LLC

By:	PD Dutch Holdings C.V., its sole member

By:	Parker 5272, LLC, its general partner

By:	PD International Holdings C.V., its sole member

By:	Parker Rigsource, LLC, its managing general partner

By:	Parker Drilling Pacific Rim, Inc., its sole member

By:	/s/ David W. Tucker
Name: David W. Tucker
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President and Director of Parker Drilling Pacific Rim, Inc. (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Pacific Rim, Inc.

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director of Parker Drilling Pacific Rim, Inc. (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY
INTERNATIONAL LIMITED

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Michael D. Drennon Michael D. Drennon	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY LIMITED LLC

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Bruce J. Korver Bruce J. Korver	President (Principal Executive Officer)

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

* Robert L. Parker Jr.	Chairman, President and Chief Executive Officer and Director of Parker Drilling Company, the sole member of Parker Drilling Company Limited LLC

* James W. Whalen	Vice Chairman of the Board and Director of Parker Drilling Company, the sole member of Parker Drilling Company Limited LLC

* George J. Donnelly	Director of Parker Drilling Company, the sole member of Parker Drilling Company Limited LLC

* John W. Gibson, Jr.	Director of Parker Drilling Company, the sole member of Parker Drilling Company Limited LLC

Signature	Title

* Robert W. Goldman	Director of Parker Drilling Company, the sole member of Parker Drilling Company Limited LLC

* Robert E. McKee III	Director of Parker Drilling Company, the sole member of Parker Drilling Company Limited LLC

* Roger B. Plank	Director of Parker Drilling Company, the sole member of Parker Drilling Company Limited LLC

* R. Rudolph Reinfrank	Director of Parker Drilling Company, the sole member of Parker Drilling Company Limited LLC

* By: /s/ W. Kirk Brassfield W. Kirk Brassfield, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY
NORTH AMERICA, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY OF
ARGENTINA, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Frank J. Husband Frank J. Husband	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY OF BOLIVIA, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Frank J. Husband Frank J. Husband	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY OF MEXICO, LLC

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President, Chief Executive Officer and Manager of Parker Drilling Offshore USA, LLC, its sole member, and Director of Parker Drilling Offshore Corporation, sole member of Parker Drilling Offshore USA, LLC (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Offshore Corporation, sole member of Parker Drilling Offshore USA, LLC

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director of Parker Drilling Offshore Corporation, sole member of Parker Drilling Offshore USA, LLC (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY OF NEW GUINEA, LLC

By:	PD Selective Holdings C.V., its sole member

By:	Parker 3source, LLC, its general partner

By:	PD Offshore Holdings C.V., its sole member

By:	Parker Drillserv, LLC, its managing general partner

By:	Parker Drilling Eurasia, Inc., its sole member

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President and Director of Parker Drilling Eurasia, Inc. (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Eurasia, Inc.

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director of Parker Drilling Eurasia, Inc. (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY OF NIGER

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Frank J. Husband Frank J. Husband	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY OF OKLAHOMA, INCORPORATED

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Frank J. Husband Frank J. Husband	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY OF SINGAPORE, LLC

By:	PD Selective Holdings C.V., its sole member

By:	Parker 3source, LLC, its general partner

By:	PD Offshore Holdings C.V., its sole member

By:	Parker Drillserv, LLC, its managing general partner

By:	Parker Drilling Eurasia, Inc., its sole member

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President and Director of Parker Drilling Eurasia, Inc. (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Eurasia, Inc.

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director of Parker Drilling Eurasia, Inc. (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING COMPANY OF
SOUTH AMERICA, INC.

By:
/s/  David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Steven L. Carmichael Steven L. Carmichael	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING EURASIA, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING MANAGEMENT
SERVICES, INC.

By:	/s/ Bruce J. Korver
Name: Bruce J. Korver

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ David W. Tucker David W. Tucker	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Todd Migliore Todd Migliore	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING OFFSHORE CORPORATION

By:	/s/ David W. Tucker
Name: David W. Tucker
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING OFFSHORE USA, L.L.C.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President, Chief Executive Officer and Manager of Parker Drilling Offshore Corporation and Director of Parker Drilling Offshore Corporation, its sole member (Principal Executive Officer)

/s/ David W. Tucker David W. Tucker	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Offshore Corporation, its sole member

/s/ David W. Tucker David W. Tucker	Director of Parker Drilling Offshore Corporation, its sole member

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLING PACIFIC RIM, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLSERV, LLC

By:	/s/ Steven L. Carmichael
Name: Steven L. Carmichael

Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President (Principal Executive Officer)

/s/ R. Allen Henley R. Allen Henley	Director of Parker Drilling Eurasia, Inc., its sole member

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Eurasia, Inc., its sole member

/s/ David W. Tucker David W. Tucker	Director of Parker Drilling Eurasia, Inc., its sole member

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER DRILLTECH, LLC

By:	/s/ Steven L. Carmichael
Name: Steven L. Carmichael

Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President (Principal Executive Officer)

/s/ R. Allen Henley R. Allen Henley	Director of Parker Drilling Eurasia, Inc., its sole member

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Eurasia, Inc., its sole member

/s/ David W. Tucker David W. Tucker	Director of Parker Drilling Eurasia, Inc., its sole member

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER INTEX, LLC

By:	/s/ Steven P. Granger
Name: Steven P. Granger

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Christopher A. Gordy Christopher A. Gordy	President (Principal Executive Officer)

/s/ Steven P. Granger Steven P. Granger	Vice President and Treasurer (Principal Financial and Accounting Officer)

* Robert L. Parker Jr.	Chairman, President and Chief Executive Officer and Director of Parker Drilling Company, the sole member of Parker Intex, LLC

* James W. Whalen	Vice Chairman of the Board and Director of Parker Drilling Company, the sole member of Parker Intex, LLC

* George J. Donnelly	Director of Parker Drilling Company, the sole member of Parker Intex, LLC

* John W. Gibson, Jr.	Director of Parker Drilling Company, the sole member of Parker Intex, LLC

Signature	Title

* Robert W. Goldman	Director of Parker Drilling Company, the sole member of Parker Intex, LLC

* Robert E. McKee III	Director of Parker Drilling Company, the sole member of Parker Intex, LLC

* Roger B. Plank	Director of Parker Drilling Company, the sole member of Parker Intex, LLC

* R. Rudolph Reinfrank	Director of Parker Drilling Company, the sole member of Parker Intex, LLC

* By: /s/ W. Kirk Brassfield W. Kirk Brassfield, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER NORTH AMERICA OPERATIONS, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Robert A. Wagner Robert A. Wagner	President and Director (Principal Executive Officer)

/s/ Frank J. Husband Frank J. Husband	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER OFFSHORE RESOURCES, L.P.

By:	Parker Drilling Management Services, Inc., its general partner

By:	/s/ Bruce J. Korver
Name: Bruce J. Korver

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ David W. Tucker David W. Tucker	President and Director of Parker Drilling Management Services, Inc. (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Vice President, Treasurer and Director of Parker Drilling Management Services, Inc. (Principal Financial and Accounting Officer)

/s/ Todd Migliore Todd Migliore	Director of Parker Drilling Management Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER RIGSOURCE, LLC

By:	/s/ Steven L. Carmichael
Name: Steven L. Carmichael

Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Michael M. Woodman Michael M. Woodman	President and Director of Parker Drilling Pacific Rim, Inc., its sole member (Principal Executive Officer)

/s/ R. Allen Henley R. Allen Henley	Director of Parker Drilling Pacific Rim, Inc., its sole member

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Pacific Rim, Inc., its sole member

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director of Parker Drilling Pacific Rim, Inc., its sole member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER TECHNOLOGY, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Denis Graham Denis Graham	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER TECHNOLOGY, L.L.C.

By:	/s/ David W. Tucker
Name: David W. Tucker
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Denis Graham Denis Graham	President and Manager (Principal Executive Officer)

/s/ R. Allen Henley R. Allen Henley	Director of Parker Drilling Offshore Corporation, its sole member

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Offshore Corporation, its sole member

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director of Parker Drilling Offshore Corporation, its sole member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER TOOLS, LLC

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Robert A. Wagner Robert A. Wagner	President (Principal Executive Officer)

/s/ R. Allen Henley R. Allen Henley	Director of Parker Drilling Offshore Corporation, its sole member

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Offshore Corporation, its sole member

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director of Parker Drilling Offshore Corporation, its sole member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER USA DRILLING COMPANY

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President (Principal Executive Officer)

/s/ Frank J. Husband Frank J. Husband	Director

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER USA RESOURCES, LLC

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Robert A. Wagner Robert A. Wagner	President (Principal Executive Officer)

/s/ David W. Tucker David W. Tucker	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Management Services, Inc., its sole member

/s/ Todd Migliore Todd Migliore	Director of Parker Drilling Management Services, Inc., its sole member

/s/ David W. Tucker David W. Tucker	Director of Parker Drilling Management Services, Inc., its sole member

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PARKER-VSE, INC.

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Robert A. Wagner Robert A. Wagner	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

PD MANAGEMENT RESOURCES, L.P.

By:	Parker Drilling Management Services, Inc., its general partner

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ David W. Tucker David W. Tucker	President and Director of Parker Drilling Management Services, Inc. (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Vice President, Treasurer and Director of Parker Drilling Management Services, Inc. (Principal Financial and Accounting Officer)

/s/ Todd Migliore Todd Migliore	Director of Parker Drilling Management Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

QUAIL TOOLS, L.P.

By:	Quail USA, LLC, its general partner

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ R. Allen Henley R. Allen Henley	President and Director of Parker Drilling Offshore Corporation, the sole member of Quail USA, LLC, its general partner (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Offshore Corporation, the sole member of Quail USA, LLC, its general partner

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director of Parker Drilling Offshore Corporation, the sole member of Quail USA, LLC, its general partner (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

QUAIL USA, LLC

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ W. Kirk Brassfield W. Kirk Brassfield	President (Principal Executive Officer)

/s/ David W. Tucker David W. Tucker	Vice President and Treasurer of Quail USA, LLC and Director of Parker Drilling Offshore Corporation, its sole member (Principal Financial and Accounting Officer)

/s/ R. Allen Henley R. Allen Henley	Director of Parker Drilling Offshore Corporation, its sole member

/s/ Bruce J. Korver Bruce J. Korver	Director of Parker Drilling Offshore Corporation, its sole member

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

SELECTIVE DRILLING CORPORATION

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Frank J. Husband Frank J. Husband	President and Director (Principal Executive Officer)

/s/ Bruce J. Korver Bruce J. Korver	Director

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of June, 2007.

UNIVERSAL RIG SERVICE LLC

By:	/s/ David W. Tucker
Name: David W. Tucker

Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Robert L. Parker Jr. and W. Kirk Brassfield, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2007.

Signature	Title

/s/ Frank J. Husband Frank J. Husband	President (Principal Executive Officer)

/s/ David W. Tucker David W. Tucker	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)

* Robert L. Parker Jr.	Chairman, President and Chief Executive Officer and Director of Universal Rig Service LLC

* James W. Whalen	Vice Chairman of the Board and Director of Parker Drilling Company, the sole member of Universal Rig Service LLC

* George J. Donnelly	Director of Parker Drilling Company, the sole member of Universal Rig Service LLC

* John W. Gibson, Jr.	Director of Parker Drilling Company, the sole member of Universal Rig Service LLC

Signature	Title

* Robert W. Goldman	Director of Parker Drilling Company, the sole member of Universal Rig Service LLC

* Robert E. McKee III	Director of Parker Drilling Company, the sole member of Universal Rig Service LLC

* Roger B. Plank	Director of Parker Drilling Company, the sole member of Universal Rig Service LLC

* R. Rudolph Reinfrank	Director of Parker Drilling Company, the sole member of Universal Rig Service LLC

*By: /s/ W. Kirk Brassfield W. Kirk Brassfield, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement
4	.1**	Form of Indenture for the Convertible Senior Notes due 2012 (including form of Note for the Convertible Senior Notes due 2012)
4.2		Rights Agreement, dated as of July 14, 1998, between Parker Drilling Company and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit I to the Company’s Registration Statement on Form 8-A dated January 19, 1999)
4.3		Amendment No. 1 to the Rights Agreement dated as of September 22, 1998 (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (Registration No. 333-36498) dated May 8, 2000)
4.4		Indenture dated as of October 10, 2003, between Parker Drilling Company, as issuer, certain Subsidiary Guarantors (as defined therein) and JPMorgan Chase Bank, as Trustee, respecting the 9.625% Senior Notes due 2013 (incorporated by reference to the Company’s Registration Statement on Form S-4 (Registration No. 333-110374) dated November 10, 2003)
4.5		First Supplemental Indenture dated as of November 8, 2006, between Parker Drilling Company and the Subsidiary Guarantors and the Bank of New York Trust Company, N.A., as Trustee, respecting the 9.625% Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.3 to the Company’s Form 10-Q for the quarter ended September 30, 2006)
4.6		Indenture dated as of September 2, 2004, between Parker Drilling Company and JP Morgan Chase Bank, as trustee, respecting the $150.0 million Senior Floating Rate Notes due 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, dated September 7, 2004)
4.7		First Supplemental Indenture dated as of November 8, 2006, between Parker Drilling Company and the Subsidiary Guarantors and the Bank of New York Trust Company, N.A., as Trustee, respecting the Floating Rate Notes due 2010 (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-Q for the quarter ended September 30, 2006)
4.8		Credit Agreement dated as of December 20, 2004 among Parker Drilling Company, certain banks parties thereto as lenders, Lehman Brothers, Inc., as the arranger, Bank of America N.A., as the syndication agent and Lehman Commercial Paper, Inc., as administrative agent, respecting the $40.0 million credit agreement that expires December 20, 2007 (incorporated by reference to Exhibit 99 to the Company’s Form 8-K, dated December 27, 2004)
4.9		First Amendment to the Credit Agreement dated December 20, 2004 among Parker Drilling Company, as Borrower, the Several Lenders Parties thereto, Lehman Brothers, Inc., as Sole Advisor, Sole Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Syndication Agent and Lehman Commercial Paper, Inc., as Administrative Agent dated March 1, 2006, (incorporated by reference to Exhibit 4(i) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005)
4.10		Second Amendment to the Credit Agreement dated December 20, 2004 among Parker Drilling Company, as Borrower, the Several Lenders Parties thereto, Lehman Brothers, Inc., as Sole Advisor, Sole Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Syndication Agent and Lehman Commercial Paper, Inc., as Administrative Agent dated February 9, 2007 (incorporated by reference to Exhibit 10(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)
4.11		Form of stock certificate for the common stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-04779) dated June 11, 1996)
5	.1**	Validity Opinion of Bracewell & Giuliani LLP
5	.2**	Opinion of General Counsel of Parker Drilling Company
5	.3**	Opinion of Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
5	.4**	Opinion of Kummer Kaempfer Bonner & Renshaw
12	.1**	Statement regarding computation of ratios of earnings to fixed charges

Exhibit
No.		Description

23	.1**	Consent of PricewaterhouseCoopers LLP
23	.2**	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1)
24	.1**	Powers of attorney (set forth on the signature pages hereto)
25	.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, N.A., as Trustee under the Indenture for the Convertible Senior Notes due 2012

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.